EXHIBIT 4.9

EXECUTION COPY

ARG FUNDING CORP.,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

AMENDED AND RESTATED SERIES 2005-2 SUPPLEMENT

dated as of April 13, 2006

to

FOURTH AMENDED AND RESTATED BASE INDENTURE

dated as of April 13, 2006

$218,000,000 Series 2005-2 4.54% Rental Car Asset Backed Notes, Class A-1
$395,000,000 Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-2
$320,000,000 Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-3
$167,000,000 Series 2005-2 4.84% Rental Car Asset Backed Notes, Class A-4
$400,000,000 Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-5

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	2

ARTICLE II	SERIES 2005-2 ALLOCATIONS	38
Section 2.1	Establishment and Administration of Series 2005-2 Collection Account, Series 2005-2 Accrued Interest Account and Series 2005-2 Excess Collection Account	38
Section 2.2	Allocations with Respect to the Series 2005-2 Notes	42
Section 2.3	Distribution Dates	47
Section 2.4	Payment of Note Interest, Surety Provider Fee, Surety Provider Reimbursement Amounts and Series 2005-2 Interest Rate Hedge Premium	50
Section 2.5	Payment of Note Principal	50
Section 2.6	Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment	55
Section 2.7	Series 2005-2 Reserve Account	55
Section 2.8	Series 2005-2 Letters of Credit and Series 2005-2 Cash Collateral Account	58
Section 2.9	Series 2005-2 Distribution Account	62
Section 2.10	Series 2005-2 Demand Note and each Series 2005-2 Interest Rate Hedge Constitutes Additional Collateral for Series 2005-2 Notes	64
Section 2.11	Series 2005-2 Interest Rate Hedges	65
Section 2.12	Series 2005-2 Interest Rate Hedge Collateral Account	66

ARTICLE III	AMORTIZATION EVENTS	69

ARTICLE IV	[RESERVED]	72

ARTICLE V	[RESERVED]	72

ARTICLE VI	FORM OF SERIES 2005-2 NOTES	72
Section 6.1	Restricted Global Series 2005-2 Notes	72
Section 6.2	Temporary Global Series 2005-2 Notes; Permanent Global Series 2005-2 Notes	72

ARTICLE VII	TERMINATION OF SERIES SUPPLEMENT	73
Section 7.1	Termination of Series Supplement	73
Section 7.2	Application of Trust Money	75

ARTICLE VIII	GENERAL	75

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                                AMENDED AND RESTATED SERIES 2005-2 SUPPLEMENT, dated as of April 13, 2006 (as amended, modified, restated or supplemented from time to time in accordance with the terms hereof, this “Series Supplement”), between ARG Funding Corp., a special purpose corporation established under the laws of Delaware (“ARG”), and The Bank of New York, a New York banking corporation, as trustee (together with its successors in trust under the Base Indenture referred to below, the “Trustee”), to the Fourth Amended and Restated Base Indenture, dated as of April 13, 2006, between ARG and the Trustee (as further amended, modified, restated or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to Sections 2.2 and 12.1 of the Base Indenture, the parties hereto have entered into that certain Series 2005-2 Supplement, dated as of March 4, 2005 (as amended to date, the “Existing Series 2005-2 Supplement”);

WHEREAS, Section 8.15 of the Existing Series 2005-2 Supplement permits the Existing Series 2005-2 Supplement to be amended in accordance with the terms of the Base Indenture;

WHEREAS, Section 12.2 of the Base Indenture permits ARG and the Trustee with the consent of the Rating Agencies, any applicable Enhancement Provider and the Required Noteholders (such terms and other capitalized terms used but not defined herein shall have the meaning specified in Schedule 1 to the Base Indenture) to enter into one or more indentures supplemental to the Existing Series 2005-2 Supplement; and

WHEREAS, the parties hereto desire to amend and restate the Existing Series 2005-2 Supplement in its entirety.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement and such Series of Notes shall be designated generally as “Series 2005-2 Rental Car Asset Backed Notes”.  The Series 2005-2 Notes (as defined herein) shall be issued in five classes:  (i) the first of which shall be designated as the Series 2005-2 4.54% Rental Car Asset Backed Notes, Class A-1, and referred to herein as the “Class A-1 Notes”, (ii) the second of which shall be designated as the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class  A-2, and referred to herein as the “Class A-2 Notes”, (iii) the third of which shall be designated as the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class  A-3, and referred to herein as the “Class A-3 Notes”, (iv) the fourth of which shall be designated as the Series 2005-2 4.84% Rental Car Asset Backed Notes, Class A-4, and referred to herein as the “Class A-4 Notes” and (v) the fifth of which shall be designated as the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-5, and referred to herein as the

“Class A-5 Notes”.  The Class A-1 Notes, the Class  A-2 Notes, the Class  A-3 Notes, the Class A-4 Notes and the Class A-5 Notes are collectively referred to herein as the “Series 2005-2 Notes”.

The Series 2005-2 Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The net proceeds from the sale of the Series 2005-2 Notes shall be deposited in the Series 2005-2 Collection Account and used to fund increases in the principal amounts of the Leasing Company Notes to the extent that the Leasing Companies have requested funding thereunder and to make payments in reduction of the Invested Amount of other Series of Group I Notes from time to time.

The Series 2005-2 Notes are a non-Segregated Series of Notes (as more fully described in the Base Indenture) sharing in the Collateral.  Accordingly, all references in this Series Supplement to “all” Series of Notes (and all references in this Series Supplement to terms defined in the Base Indenture that contain references to “all” Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.  In addition, the Series 2005-2 Notes are hereby designated as a Series of Group I Notes and this Series Supplement is hereby designated as a Group I Supplement.  The Series 2005-2 Notes do not have any rights in any collateral granted to the Trustee other than the Collateral.

ARTICLE I

DEFINITIONS

(a)   All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule I thereto, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Base Indenture (exclusive of any Series Supplements).  All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein.  Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2005-2 Notes and not to any other Series of Notes issued by ARG.  All references herein to the “Series 2005-2 Supplement” shall mean the Base Indenture, as supplemented hereby.  For the avoidance of doubt, for purposes of calculating the “Required Aggregate Asset Amount” as defined in the Base Indenture, the “Series 2005-2 Adjusted Invested Amount” definition shall be used in lieu of the “Series 2005-2 Invested Amount” definition.

(b)   The following words and phrases shall have the following meanings with respect to the Series 2005-2 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“Additional Class A-1 Notes” means any additional Class A-1 Notes issued or proposed to be issued after the Series 2005-2 Closing Date in accordance with Section 8.3 of this Series Supplement.

“Additional Class A-2 Notes” means any additional Class A-2 Notes issued or proposed to be issued after the Series 2005-2 Closing Date in accordance with Section 8.3 of this Series Supplement.

“Additional Class A-3 Notes” means any additional Class A-3 Notes issued or proposed to be issued after the Series 2005-2 Closing Date in accordance with Section 8.3 of this Series Supplement.

“Additional Class A-4 Notes” means any additional Class A-4 Notes issued or proposed to be issued after the Series 2005-2 Closing Date in accordance with Section 8.3 of this Series Supplement.

“Additional Class A-5 Notes” means any additional Class A-5 Notes issued or proposed to be issued after the Series 2005-2 Closing Date in accordance with Section 8.3 of this Series Supplement.

“Additional Series 2005-2 Floating Rate Notes” means, collectively, the Additional Class A-2 Notes, the Additional Class A-3 Notes and the Additional Class A-5 Notes.

“Additional Series 2005-2 Notes” means, collectively, the Additional Class A-1 Notes, the Additional Class A-2 Notes, the Additional Class A-3 Notes, the Additional Class A-4 Notes and the Additional Class A-5 Notes.

“Adjusted Aggregate Asset Amount” means, as of any day, the sum of (a) the Aggregate Asset Amount and (b) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2005-2 Collection Account and available for reduction of the Series 2005-2 Invested Amount and (2) the amount of cash and Permitted Investments on deposit in the Series 2005-2 Excess Collection Account, in each case on such day.

“Aggregate Asset Amount Deficiency” means, as of any date of determination, the amount by which the Required Aggregate Asset Amount as of such date exceeds the Aggregate Asset Amount as of such date.

 “Certificate of Lease Deficit Demand” means a certificate in the form of Annex A to a Series 2005-2 Letter of Credit.

“Certificate of Termination Date Demand” means a certificate in the form of Annex D to a Series 2005-2 Letter of Credit.

“Certificate of Termination Demand” means a certificate in the form of Annex C to a Series 2005-2 Letter of Credit.

“Certificate of Unpaid Demand Note Demand” means a certificate in the form of Annex B to a Series 2005-2 Letter of Credit.

“Class A-1 Adjusted Periodic Interest” means, (a) for the initial Distribution Date, $522,352.22 and (b) for any other Distribution Date with respect to the Class A-1 Notes, the sum of (i) for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, an amount equal to the product of (1) one-twelfth of the Class A-1 Note Rate and (2) the Class A-1 Outstanding Principal Amount on the first day of such Series 2005-2 Interest Period, after giving effect to any principal payments made on such date, and (ii) an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts with respect to the Class A-1 Notes, as of the preceding Distribution Date with respect to such Class A-1 Notes (together with any accrued interest on such Series 2005-2 Deficiency Amounts).

“Class A-1 Initial Invested Amount” means the aggregate initial principal amount of the Class A-1 Notes, which is $218,000,000.

“Class A-1 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-1 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-1 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-1 Notes the redemption of which shall have been rescinded for any reason.

“Class A-1 Note Rate” means 4.54% per annum.

“Class A-1 Noteholder” means the person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Notes” means any one of the Series 2005-2 4.54% Rental Car Asset Backed Notes, Class A-1, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-1 hereto.  Definitive Class A-1 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-1 Initial Invested Amount minus (b) the amount of principal payments made to the Class A-1 Noteholders on or prior to such date plus (c) the aggregate principal amount of Additional Class A-1 Notes issued on or prior to such date.

“Class A-1 Periodic Interest” means, with respect to (a) the initial Series 2005-2 Interest Period, an amount equal to the product of (i) the Class A-1 Note Rate, (ii)

the Class A-1 Initial Invested Amount and (iii) 19/360 and (b) any other Series 2005-2 Interest Period for the Class A-1 Notes, an amount equal to the product of (i) one-twelfth of the Class A-1 Note Rate and (ii) the Class A-1 Invested Amount on the first day of such Series 2005-2 Interest Period, after giving effect to any principal payments made on such date.

“Class A-1/A-2 Carryover Controlled Amortization Amount” means, with respect to the Class A-1 Notes and the Class A-2 Notes for any Related Month during the Class A-1/A-2 Controlled Amortization Period, the amount, if any, by which the portion of the Monthly Total Principal Allocation paid to the Class A-1 Notes and the Class A-2 Notes for the previous Related Month was less than the Class A-1/A-2 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Class A-1/A-2 Controlled Amortization Period, the Class A-1/A-2 Carryover Controlled Amortization Amount shall be zero.

“Class A-1/A-2 Controlled Amortization Amount” means (i) with respect to any Related Month during the Class A-1/A-2 Controlled Amortization Period other than the Related Month immediately preceding the Class A-1/A-2 Expected Final Distribution Date, $102,166,666.66 and (ii) with respect to the Related Month immediately preceding the Class A-1/A-2 Expected Final Distribution Date, $102,166,666.70.

“Class A-1/A-2 Controlled Amortization Period” means the period commencing at the close of business on October 31, 2007 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and ending on the earlier to occur of (i) the date on which the Class A-1 Notes and the Class A-2 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all Surety Provider Reimbursement Amounts then due and owing as of such date and (ii) the commencement of the Series 2005-2 Rapid Amortization Period.

“Class A-1/A-2 Controlled Distribution Amount” means, with respect to (i) any Related Month during the Class A-1/A-2 Controlled Amortization Period, an amount equal to the sum of the Class A-1/A-2 Controlled Amortization Amount and any Class A-1/A-2 Carryover Controlled Amortization Amount for such Related Month and (ii) any other Related Month, zero (0).

“Class A-1/A-2 Expected Final Distribution Date” means the May 2008 Distribution Date.

“Class A-1/A-2 Final Distribution Date” means the May 2009 Distribution Date.

“Class A-2 Adjusted Periodic Interest” means (a) for the initial Distribution Date, $619,162.50 and (b) for any other Distribution Date with respect to the Class A-2 Notes, the sum of (i) for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, an amount equal to the product of (l) the Class A-2

Note Rate for such Interest Period, (2) the Class A-2 Outstanding Principal Amount on the first day of such Interest Period and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360 and (ii) an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts with respect to the Class A-2 Notes, as of the preceding Distribution Date with respect to such Class A-2 Notes (together with any accrued interest on such Series 2005-2 Deficiency Amounts).

“Class A-2 Initial Invested Amount” means the aggregate initial principal amount of the Class A-2 Notes, which is $395,000,000.

“Class A-2 Interest Rate Hedge” means initially the rate hedge transaction agreement, dated as of March 29, 2005, between ARG and the Series 2005-2 Initial Interest Rate Hedge Provider, substantially in the form of Exhibit H to this Series Supplement, and each other rate hedge transaction agreement substantially in the form of Exhibit H to this Series Supplement or such other rate hedge transaction agreement entered into by ARG with a Qualified Interest Rate Hedge Provider, subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, in each case with a strike rate equal to no more than 4.50% per annum and an aggregate notional amount equal to at least the Class A-2 Invested Amount.

“Class A-2 Interest Rate Hedge Provider” means a provider of a Class A-2 Interest Rate Hedge.

“Class A-2 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-2 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-2 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-2 Notes the redemption of which shall have been rescinded for any reason.

“Class A-2 Note Rate” means, (i) with respect to the initial Series 2005-2 Interest Period, 2.97% per annum and (ii) with respect to each Series 2005-2 Interest Period thereafter, a rate per annum equal to LIBOR for such Series 2005-2 Interest Period plus 0.11% per annum.

“Class A-2 Noteholder” means the person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Notes” means any one of the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-2, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-2 hereto.  Definitive Class A-2 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-2 Initial Invested Amount minus (b) the amount of principal payments made to the Class A-2 Noteholders on or prior to such date plus (c) the aggregate principal amount of Additional Class A-2 Notes issued on or prior to such date.

“Class A-2 Periodic Interest” means, with respect to any Interest Period for the Class A-2 Notes, an amount equal to the product of (A) the Class A-2 Invested Amount on the first day of such Interest Period, (B) the Class A-2 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-3 Adjusted Periodic Interest” means (a) for the initial Distribution Date, $506,666.67 and (b) for any other Distribution Date with respect to the Class A-3 Notes, the sum of (i) for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, an amount equal to the product of (l) the Class A-3 Note Rate for such Interest Period, (2) the Class A-3 Outstanding Principal Amount on the first day of such Interest Period and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360 and (ii) an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts with respect to the Class A-3 Notes, as of the preceding Distribution Date with respect to such Class A-3 Notes (together with any accrued interest on such Series 2005-2 Deficiency Amounts).

“Class A-3 Carryover Controlled Amortization Amount” means, with respect to the Class A-3 Notes for any Related Month during the Class A-3 Controlled Amortization Period, the amount, if any, by which the portion of the Monthly Total Principal Allocation paid to the Class A-3 Notes for the previous Related Month was less than the Class A-3 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Class A-3 Controlled Amortization Period, the Class A-3 Carryover Controlled Amortization Amount shall be zero.

“Class A-3 Controlled Amortization Amount” means (i) with respect to any Related Month during the Class A-3 Controlled Amortization Period other than the Related Month immediately preceding the Class A-3 Expected Final Distribution Date, $53,333,333.33 and (ii) with respect to the Related Month immediately preceding the Class A-3 Expected Final Distribution Date, $53,333,333.35.

“Class A-3 Controlled Amortization Period” means the period commencing at the close of business on October 31, 2008 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and ending on the earlier to occur of (i) the date on which the Class A-3 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all Surety Provider Reimbursement Amounts then due and owing as of such date and (ii) the commencement of the Series 2005-2 Rapid Amortization Period.

“Class A-3 Controlled Distribution Amount” means, with respect to (i) any Related Month during the Class A-3 Controlled Amortization Period, an amount equal to the sum of the Class A-3 Controlled Amortization Amount and any Class A-3 Carryover Controlled Amortization Amount for such Related Month and (ii) any other Related Month, zero (0).

“Class A-3 Expected Final Distribution Date” means the May 2009 Distribution Date.

“Class A-3 Final Distribution Date” means the May 2010 Distribution Date.

“Class A-3 Initial Invested Amount” means the aggregate initial principal amount of the Class A-3 Notes, which is $320,000,000.

“Class A-3 Interest Rate Hedge” means initially the rate hedge transaction agreement, dated as of March 29, 2005, between ARG and the Series 2005-2 Initial Interest Rate Hedge Provider, substantially in the form of Exhibit H to this Series Supplement, and each other rate hedge transaction agreement substantially in the form of Exhibit H to this Series Supplement or such other rate hedge transaction agreement entered into by ARG with a Qualified Interest Rate Hedge Provider, subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, in each case with a strike rate equal to no more than 4.50% per annum and an aggregate notional amount equal to at least the Class A-3 Invested Amount.

“Class A-3 Interest Rate Hedge Provider” means a provider of a Class A-3 Interest Rate Hedge.

“Class A-3 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-3 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-3 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-3 Notes the redemption of which shall have been rescinded for any reason.

“Class A-3 Note Rate” means, (i) with respect to the initial Series 2005-2 Interest Period, 3.00% per annum and (ii) with respect to each Series 2005-2 Interest Period thereafter, a rate per annum equal to LIBOR for such Series 2005-2 Interest Period plus 0.14% per annum.

“Class A-3 Noteholder” means the person in whose name a Class A-3 Note is registered in the Note Register.

“Class A-3 Notes” means any one of the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-3, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-3 hereto.  Definitive Class

A-3 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-3 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-3 Initial Invested Amount minus (b) the amount of principal payments made to the Class A-3 Noteholders on or prior to such date plus (c) the aggregate principal amount of Additional Class A-3 Notes issued on or prior to such date.

“Class A-3 Periodic Interest” means, with respect to any Interest Period for the Class A-3 Notes, an amount equal to the product of (A) the Class A-3 Invested Amount on the first day of such Interest Period, (B) the Class A-3 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class A-4 Adjusted Periodic Interest” means, (a) for the initial Distribution Date, $426,592.22 and (b) for any other Distribution Date with respect to the Class A-4 Notes, the sum of (i) for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, an amount equal to the product of (1) one-twelfth of the Class A-4 Note Rate and (2) the Class A-4 Outstanding Principal Amount on the first day of such Series 2005-2 Interest Period, after giving effect to any principal payments made on such date, and (ii) an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts with respect to the Class A-4 Notes, as of the preceding Distribution Date with respect to such Class A-4 Notes (together with any accrued interest on such Series 2005-2 Deficiency Amounts).

“Class A-4 Initial Invested Amount” means the aggregate initial principal amount of the Class A-4 Notes, which is $167,000,000.

“Class A-4 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-4 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-4 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-4 Notes the redemption of which shall have been rescinded for any reason.

“Class A-4 Note Rate” means 4.84% per annum.

“Class A-4 Noteholder” means the person in whose name a Class A-4 Note is registered in the Note Register.

“Class A-4 Notes” means any one of the Series 2005-2 4.84% Rental Car Asset Backed Notes, Class A-4, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-4 hereto.  Definitive Class A-4 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-4 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-4 Initial Invested Amount minus (b) the amount of principal payments made to the Class A-4 Noteholders on or prior to such date plus (c) the aggregate principal amount of Additional Class A-4 Notes issued on or prior to such date.

“Class A-4 Periodic Interest” means, with respect to (a) the initial Series 2005-2 Interest Period, an amount equal to the product of (i) the Class A-4 Note Rate, (ii) the Class A-4 Initial Invested Amount and (iii) 19/360 and (b) any other Series 2005-2 Interest Period for the Class A-4 Notes, an amount equal to the product of (i) one-twelfth of the Class A-4 Note Rate and (ii) the Class A-4 Invested Amount on the first day of such Series 2005-2 Interest Period, after giving effect to any principal payments made on such date.

“Class A-4/A-5 Carryover Controlled Amortization Amount” means, with respect to the Class A-4 Notes and the Class A-5 Notes for any Related Month during the Class A-4/A-5 Controlled Amortization Period, the amount, if any, by which the portion of the Monthly Total Principal Allocation paid to the Class A-4 Notes and the Class A-5 Notes for the previous Related Month was less than the Class A-4/A-5 Controlled Distribution Amount for the previous Related Month; provided, however, that for the first Related Month in the Class A-4/A-5 Controlled Amortization Period, the Class A-4/A-5 Carryover Controlled Amortization Amount shall be zero.

“Class A-4/A-5 Controlled Amortization Amount” means with respect to each Related Month during the Class A-4/A-5 Controlled Amortization Period $94,500,000.00.

“Class A-4/A-5 Controlled Amortization Period” means the period commencing at the close of business on October 31, 2009 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and ending on the earliest to occur of (i) the date on which the Class A-4 Notes and the Class A-5 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all Surety Provider Reimbursement Amounts then due and owing as of such date and (ii) the commencement of the Series 2005-2 Rapid Amortization Period.

“Class A-4/A-5 Controlled Distribution Amount” means, with respect to (i) any Related Month during the Class A-4/A-5 Controlled Amortization Period, an amount equal to the sum of the Class A-4/A-5 Controlled Amortization Amount and any Class A-4/A-5 Carryover Controlled Amortization Amount for such Related Month and (ii) any other Related Month, zero (0).

“Class A-4/A-5 Expected Final Distribution Date” means the May 2010 Distribution Date.

“Class A-4/A-5 Final Distribution Date” means the May 2011 Distribution Date.

“Class A-5 Adjusted Periodic Interest” means (a) for the initial Distribution Date, $637,555.56 and (b) for any other Distribution Date with respect to the Class A-5 Notes, the sum of (i) for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, an amount equal to the product of (l) the Class A-5 Note Rate for such Interest Period, (2) the Class A-5 Outstanding Principal Amount on the first day of such Interest Period and (3) a fraction, the numerator of which is the number of days in such Interest Period and the denominator of which is 360 and (ii) an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts with respect to the Class A-5 Notes, as of the preceding Distribution Date with respect to such Class A-5 Notes (together with any accrued interest on such Series 2005-2 Deficiency Amounts).

“Class A-5 Initial Invested Amount” means the aggregate initial principal amount of the Class A-5 Notes, which is $400,000,000.

“Class A-5 Interest Rate Hedge” means initially the rate hedge transaction agreement, dated as of March 29, 2005, between ARG and the Series 2005-2 Initial Interest Rate Hedge Provider, substantially in the form of Exhibit H to this Series Supplement, and each other rate hedge transaction agreement substantially in the form of Exhibit H to this Series Supplement or such other rate hedge transaction agreement entered into by ARG with a Qualified Interest Rate Hedge Provider, subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, in each case with a strike rate equal to no more than 4.50% per annum and an aggregate notional amount equal to at least the Class A-5 Invested Amount.

“Class A-5 Interest Rate Hedge Provider” means a provider of a Class A-5 Interest Rate Hedge.

“Class A-5 Invested Amount” means, when used with respect to any date, an amount equal to (a) the Class A-5 Outstanding Principal Amount plus (b) the sum of (i) the aggregate principal amount of any Class A-5 Notes redeemed with the proceeds of a demand on the Surety Bond on or prior to such date and (ii) the aggregate principal amount of Class A-5 Notes the redemption of which shall have been rescinded for any reason.

“Class A-5 Note Rate” means, (i) with respect to the initial Series 2005-2 Interest Period, 3.02% per annum and (ii) with respect to each Series 2005-2 Interest Period thereafter, a rate per annum equal to LIBOR for such Series 2005-2 Interest Period plus 0.16% per annum.

“Class A-5 Noteholder” means the person in whose name a Class A-5 Note is registered in the Note Register.

“Class A-5 Notes” means any one of the Series 2005-2 Floating Rate Rental Car Asset Backed Notes, Class A-5, executed by ARG and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1-5 hereto.  Definitive Class

A-5 Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.18 of the Base Indenture.

“Class A-5 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Class A-5 Initial Invested Amount minus (b) the amount of principal payments made to the Class A-5 Noteholders on or prior to such date plus (c) the aggregate principal amount of Additional Class A-5 Notes issued on or prior to such date.

“Class A-5 Periodic Interest” means, with respect to any Interest Period for the Class A-5 Notes, an amount equal to the product of (A) the Class A-5 Invested Amount on the first day of such Interest Period, (B) the Class A-5 Note Rate for such Interest Period and (C) the number of days in such Interest Period divided by 360.

“Class Invested Amount” means, with respect to the Series 2005-2 Notes of any Class, the Class A-1 Invested Amount, the Class A-2 Invested Amount, the Class A-3 Invested Amount, the Class A-4 Invested Amount and the Class A-5 Invested Amount, as applicable.

“Disposition Agent Unpaid Fee Amount” has the meaning specified in Section 2.7(f) of this Series Supplement.

“Disposition Proceeds” means the net proceeds (other than (i) the portion of the Repurchase Price payable by the Manufacturer pursuant to a Manufacturer Program or (ii) with respect to Series 2005-2 Non-Program Vehicles, the portion of the net proceeds payable by any Lessee pursuant to the applicable Lease) from the sale or disposition of a Vehicle to any Person, whether at an auction or otherwise.

“Expected Final Distribution Date” means with respect to the Series 2005-2 Notes of any class, the Class A-1/A-2 Expected Final Distribution Date, the Class A-3 Expected Final Distribution Date or the Class A-4/A-5 Expected Final Distribution Date, as applicable.

“Fair Market Value” means, with respect to any Vehicle as of any date of determination, the wholesale market value of such Vehicle as specified in the Related Month’s Lease Guide, for the model class and model year of such Vehicle based on the average equipment and the average mileage of each vehicle of such model class and model year; provided, that if the Lease Guide is not being published or the Lease Guide is being published but such Vehicle is not included therein, the Finance Guide at the beginning of the model year shall be used to estimate the wholesale market value of the Vehicle, based on the Vehicle’s model class and model year or the closest model class and model year thereto and a vehicle condition of “average” (as defined in the Finance Guide); provided, further, that if the Finance Guide is not being published or the Finance Guide is being published but such Vehicle is not included therein, the wholesale market value of such Vehicle shall be based on an independent third-party data source, and determined in accordance with a methodology, with respect to which the Series 2005-2

Rating Agency Confirmation and Consent Condition shall have been satisfied; provided, further, that if no such third-party data source or methodology shall have been so approved or any such third-party source or methodology is not available, the wholesale market value of such Vehicle shall be the Capitalized Cost of such Vehicle less depreciation charges at a rate equal to the Vanguard Historical Depreciation Rate as of such date of the Capitalized Cost of such Vehicle since the date of such Vehicle’s purchase.

“Fair Market Value Average” means, as of any Determination Date, the percentage equivalent of a fraction, the numerator of which is the average of the sum of the respective Fair Market Values of each Series 2005-2 Non-Program Vehicle (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, effective as of the second Determination Date following such redesignation, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, but excluding Series 2005-2 Ineligible Program Vehicles) subject to the Leases as of such Determination Date and the two Determination Dates precedent thereto and the denominator of which is the average of the aggregate Net Book Value of each Series 2005-2 Non-Program Vehicle (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, effective as of the second Determination Date following such redesignation, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, but excluding Series 2005-2 Ineligible Program Vehicles) subject to the Leases as of such Determination Date and the two Determination Dates precedent thereto; provided that for purposes of determining the Net Book Value of any Series 2005-2 Program Vehicle that was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, notwithstanding the definition of Net Book Value set forth in the Base Indenture, Net Book Value shall be determined, for purposes of calculating the Fair Market Value and Fair Market Value Average, by applying the Depreciation Schedule (and applicable Depreciation Charges) established for such Series 2005-2 Non-Program Vehicle when such Series 2005-2 Non-Program Vehicle was redesignated in accordance with the provisions of the applicable Lease.

“Final Distribution Date” means with respect to the Series 2005-2 Notes of any class, the Class A-1/A-2 Final Distribution Date, the Class A-3 Final Distribution Date or the Class A-4/A-5 Final Distribution Date, as applicable.

“GM Freeze Vehicle Amount” means, as of any date of determination (x) either (A) in any period during which no Manufacturer Event of Default with respect to GM has occurred and is continuing or (B) which is less than 31 days after the occurrence of a Specified Manufacturer Event of Default with respect to GM that is continuing, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount”

for such date:  (i) the Net Book Value of all GM Freeze Vehicles that are Eligible Vehicles as of such date and not turned in to GM pursuant to its Manufacturer Program, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, plus (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from GM under its Manufacturer Program with respect to Eligible Vehicles that were GM Freeze Vehicles (other than Exchanged Vehicles) (as of the applicable Disposition Date) and turned in to GM pursuant to such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by GM with respect to a GM Freeze Vehicle under and in accordance with its Manufacturer Program, plus (iii) with regard to Eligible Vehicles that were GM Freeze Vehicles (as of the applicable Disposition Date) that have been turned in to GM, or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, plus (iv) with regard to Eligible Vehicles that were GM Freeze Vehicles (as of the applicable Disposition Date) that have been turned in to GM, or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that were GM Freeze Vehicles (net of amounts set forth in clauses (ii) and (iii) above), plus (v) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that were GM Freeze Vehicles that have not been turned in to GM or otherwise sold, as of such date of determination and (y) (1) in any period during which a Manufacturer Event of Default other than a Specified Manufacturer Event of Default with respect to GM has occurred and is continuing or (2) which is at least 31 days after the occurrence of a Specified Manufacturer Event of Default with respect to GM that is continuing, zero.

“GM Freeze Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the GM Freeze Vehicle Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“Hyundai” means Hyundai Motor America Corporation, a California corporation, and its successors.

“Insurance Agreement” means the Insurance Agreement, dated as April 1, 2005, among the Surety Provider, the Trustee and ARG, as amended, modified, restated or supplemented from time to time in accordance with the terms thereof.

“Insured Principal Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (i) the Series 2005-2 Outstanding Principal Amount measured as of such Distribution Date over (ii) the sum on such Distribution Date of (A) the Series 2005-2 Aggregate Asset Amount, (B) the amount of cash and Permitted Investments on deposit in the Series 2005-2 Excess Collection Account, (C) the Series 2005-2 Available Reserve Account Amount, (D) the Series 2005-2 Letter of

Credit Amount and (E) the amount on deposit in the Series 2005-2 Distribution Account and allocated to effect a redemption of the Series 2005-2 Notes of any class.

“Kia” means Kia Motors America, Inc., a California corporation, and its successors.

“Lease Deficit Disbursement” means an amount drawn under a Series 2005-2 Letter of Credit pursuant to a Certificate of Lease Deficit Demand.

“Lease Payment Deficit Notice” has the meaning specified in Section 2.2(g) of this Series Supplement.

“LIBOR” means, with respect to each Series 2005-2 Interest Period, a rate per annum to be determined by the Trustee as follows:

On each LIBOR Determination Date, the Trustee will determine the London interbank offered rate for U.S. dollar deposits for one month that appears on Telerate Page 3750 as it relates to U.S. dollars as of 11:00 a.m., London time, on such LIBOR Determination Date;

If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Trustee will request the principal London offices of each of four major banks in the London interbank market selected by the Trustee to provide the Trustee with offered quotations for deposits in U.S. dollars for a period of one month, commencing on the first day of such Series 2005-2 Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Series 2005-2 Interest Period will be the arithmetic mean of such quotations (rounded upwards to the nearest one sixty-fourth of one percent (1/64%)); or

If fewer than two such quotations are provided, “LIBOR” for such Series 2005-2 Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Trustee at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for a period of one month, commencing on the first day of such Series 2005-2 Interest Period, and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Trustee are not quoting rates as mentioned in this sentence, “LIBOR” for such Series 2005-2 Interest Period will be the same as “LIBOR” for the immediately preceding Series 2005-2 Interest Period.

“LIBOR Determination Date” means, with respect to any Series 2005-2 Interest Period, the second London Banking Day preceding the first day of such Series 2005-2 Interest Period.

“London Banking Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Mazda” means Mazda Motor of America, Inc., a California corporation, and its successors.

“MCA Unpaid Fee Amount” has the meaning specified in Section 2.7(f) of this Series Supplement.

“Measurement Month” means, as of any date of determination, each calendar month, or the smallest number of consecutive calendar months, preceding such date, in which at least the lesser of the following (a) and (b) were sold at auction (excluding salvage sales): (a) the greater of (x) the number of Series 2005-2 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, and excluding Series 2005-2 Ineligible Program Vehicles) that constitute one twelfth of the number of the Series 2005-2 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, and excluding Series 2005-2 Ineligible Program Vehicles) as of the last day of such calendar month or consecutive calendar months and (y) 500, and (b) 2,000 Series 2005-2 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, and excluding Series 2005-2 Ineligible Program Vehicles) were sold at auction during such calendar month or consecutive calendar months; provided, however, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

“Measurement Month Average” means, with respect to any Measurement Month, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds and Termination Payments paid or payable in respect of all Series 2005-2 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, and excluding Series 2005-2 Ineligible Program Vehicles) (excluding salvage sales) that are sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month, and the denominator of which is the Net Book Value of such Series 2005-2 Non-Program Vehicles (including, for the avoidance of doubt, any Series 2005-2 Non-Program Vehicle that was a Series 2005-2 Program Vehicle but was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, commencing in the calendar month in which such redesignation occurs, but only for so long as such Series 2005-2 Non-Program Vehicle is designated as a Series 2005-2 Non-Program Vehicle, and excluding Series 2005-2 Ineligible Program Vehicles) (excluding salvage sales) that are sold at auction or otherwise during such Measurement Month and the two Measurement Months preceding such Measurement Month, measured as of the dates of their respective sales and (b) 100%; provided, that for purposes of determining the Net Book Value of any Series 2005-2 Program Vehicle that was redesignated as a Series 2005-2 Non-Program Vehicle as a result of a Manufacturer Event of Default, notwithstanding the definition of Net Book Value set forth in the Base Indenture, Net Book Value shall be determined, for purposes of calculating the Measurement Month Average, by applying the Depreciation Schedule (and applicable Depreciation Charges) established for such Series 2005-2 Non-Program Vehicle when such Series 2005-2 Non-Program Vehicle was redesignated in accordance with the provisions of the applicable Lease.

“Mitsubishi” means Mitsubishi Motors Corp.

“Monthly Total Principal Allocation” means for any Related Month the sum of all Series 2005-2 Principal Allocations with respect to such Related Month and any amounts deposited in the Series 2005-2 Collection Account pursuant to Section 2.3(h)(iii)(B) of this Series Supplement.

“Monthly Variable Rent” has the meaning specified in Section 9 of each Annex to the Leases.

“Moody’s” means Moody’s Investors Service.

“Note Rate” means, with respect to the Series 2005-2 Notes of any class, the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate or the Class A-5 Note Rate, as applicable.

“Outstanding” means with respect to the Series 2005-2 Notes, all Series 2005-2 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2005-2 Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2005-2 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2005-2 Distribution Account and are available for payment of such Series 2005-2 Notes, and Series 2005-2 Notes which are considered paid pursuant to Section 8.1 of the Base Indenture or (c) Series 2005-2 Notes

in exchange for or in lieu of other Series 2005-2 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Series 2005-2 Notes are held by a purchaser for value.

“Past Due Rent Payment” has the meaning specified in Section 2.2(d) of this Series Supplement.

“Permanent Global Class A-1 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Permanent Global Class A-2 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Permanent Global Class A-3 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Permanent Global Class A-4 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Permanent Global Class A-5 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Permanent Global Notes” has the meaning specified in Section 6.2 of this Series Supplement.

“Preference Amount” has the meaning specified in the Insurance Agreement.

“Pre-Preference Period Demand Note Payments” means, as of any date of determination, the aggregate amount of all proceeds of demands made on the Series 2005-2 Demand Note included in the Series 2005-2 Demand Note Payment Amount as of the Series 2005-2 Letter of Credit Termination Date that were paid by Vanguard more than one year before such date of determination; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard occurs during such one year period, (x) the Pre-Preference Period Demand Note Payments as of any date during the period from and including the date of the occurrence of such Event of Bankruptcy to and including the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings shall equal the Pre-Preference Period Demand Note Payments as of the date of such occurrence and (y) the Pre-Preference Period Demand Note Payments as of any date after the conclusion or dismissal of such proceedings shall equal the Series 2005-2 Demand Note Payment Amount as of the date of the conclusion or dismissal of such proceedings.

“Principal Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (i) the Series 2005-2 Adjusted Invested Amount on such Distribution Date, over (ii) the Series 2005-2 Aggregate Asset Amount on such Distribution Date; provided, however, the Principal Deficit Amount on any date that is prior to the last Final Distribution Date with respect to the Series 2005-2 Notes of any class occurring during the period commencing on and including the date of the filing by any Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under the Lease to which such Lessee is a party, shall mean the excess, if any, of (x) the Series 2005-2 Adjusted Invested Amount on such date over (y) the sum of (1) the Series 2005-2 Aggregate Asset Amount on such date and (2) the lesser of (a) the Series 2005-2 Liquidity Amount on such date and (b) the Series 2005-2 Required Liquidity Amount on such date.

“Pro Rata Share” means, with respect to any Series 2005-2 Letter of Credit Provider as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2005-2 Letter of Credit Provider’s Series 2005-2 Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2005-2 Letters of Credit, as of such date; provided, that only for purposes of calculating the Pro Rata Share with respect to any Series 2005-2 Letter of Credit Provider as of any date, if such Series 2005-2 Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under its Series 2005-2 Letter of Credit made prior to such date, the available amount under such Series 2005-2 Letter of Credit Provider’s Series 2005-2 Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2005-2 Letter of Credit Provider has paid such amount to the Trustee and has been reimbursed by any of the Lessees for such amount (provided that the foregoing calculation shall not in any manner reduce the undersigned’s actual liability in respect of any failure to pay any demand under its Series 2005-2 Letter of Credit).

“Qualified Interest Rate Hedge Provider” means a Series 2005-2 Interest Rate Hedge Provider that (A) has, or has all of its obligations under its Series 2005-2 Interest Rate Hedge guaranteed by a person that has, a short-term senior and unsecured debt rating of at least “A-1” from Standard & Poor’s, (B) has, or has all of its obligations under its Series 2005-2 Interest Rate Hedge guaranteed by a person that has, a short-term senior unsecured debt rating of “P-1” from Moody’s and a long-term senior unsecured debt rating of at least “A1” from Moody’s and (C) is acceptable to the Surety Provider.

“Rating Agencies” means, with respect to the Series 2005-2 Notes, Standard & Poor’s, Moody’s and any other nationally recognized rating agency rating the Series 2005-2 Notes at the request of ARG.

“Record Date” means, with respect to any Distribution Date, the last day of the Related Month.

“Required Noteholders” means, with respect to the Series 2005-2 Notes, subject to Section 8.9 of this Series Supplement, and on any date of determination, means Series 2005-2 Noteholders holding more than 50% of the Series 2005-2 Invested Amount (excluding any Series 2005-2 Notes held by ARG or any Affiliate of ARG).

“Restricted Global Class A-1 Note” has the meaning specified in Section 6.1 of this Series Supplement.

“Restricted Global Class A-2 Note” has the meaning specified in Section 6.1 of this Series Supplement.

“Restricted Global Class A-3 Note” has the meaning specified in Section 6.1 of this Series Supplement.

“Restricted Global Class A-4 Note” has the meaning specified in Section 6.1 of this Series Supplement.

“Restricted Global Class A-5 Note” has the meaning specified in Section 6.1 of this Series Supplement.

“Restricted Global Notes” has the meaning specified in Section 6.1 of this Series Supplement.

“Series 2005-2 Accounts” has the meaning specified in Section 2.6 of this Series Supplement.

“Series 2005-2 Accrued Amounts” means, on any date of determination, the sum of (i) accrued and unpaid interest payable on the Series 2005-2 Notes as of such date, (ii) the Surety Provider Fee, if any, payable by ARG as of such date, (iii) any other amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement (other than unreimbursed principal draws under the Surety Bond), (iv) any amounts payable by ARG under each Series 2005-2 Interest Rate Hedge as of such date and (v) the product of (A) the Carrying Charges payable on such date and (B) the Series 2005-2 Percentage as of the immediately preceding Determination Date.

“Series 2005-2 Accrued Interest Account” has the meaning specified in Section 2.1(b) of this Series Supplement.

“Series 2005-2 Additional Account Collateral” has the meaning specified in Section 2.1(g) of this Series Supplement.

“Series 2005-2 Adjusted Invested Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2005-2 Invested Amount as of such date over (B) the sum of (1) the amount of cash and Permitted Investments on deposit in the Series 2005-2 Excess Collection Account and (2) the amount of cash and Permitted

Investments on deposit in the Series 2005-2 Collection Account and available for reduction of the Series 2005-2 Invested Amount, in each case, as of such date.

“Series 2005-2 Adjusted Periodic Interest” means the Class A-1 Adjusted Periodic Interest, the Class A-2 Adjusted Periodic Interest, the Class A-3 Adjusted Periodic Interest, the Class A-4 Adjusted Periodic Interest or the Class A-5 Adjusted Periodic Interest, as applicable.

“Series 2005-2 Aggregate Asset Amount” means, as of any date of determination, the product of (a) the Series 2005-2 Invested Percentage (with respect to principal) as of such date and (b) the Aggregate Asset Amount as of such date.

“Series 2005-2 Aggregate Asset Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2005-2 Required Aggregate Asset Amount as of such date, and the denominator of which is equal to the Required Aggregate Asset Amount as of such date.

“Series 2005-2 Aggregate Kia/Hyundai/Suzuki/Volkswagen Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Kia, Hyundai, Suzuki or Volkswagen and not turned in to Kia, Hyundai, Suzuki or Volkswagen, as the case may be, pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Kia, Hyundai, Suzuki or Volkswagen under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Kia, Hyundai, Suzuki or Volkswagen, as the case may be, and turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Kia, Hyundai, Suzuki or Volkswagen under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been delivered for Auction pursuant to a Manufacturer Program with Kia, Hyundai, Suzuki or Volkswagen, as the case may be, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case, that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case, that were manufactured by Kia, Hyundai, Suzuki or Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Amortization Event” has the meaning specified in Article III of this Series Supplement.

“Series 2005-2 ARG Liquidation Event” means, so long as such event or condition continues, (i) the occurrence of an Event of Bankruptcy with respect to ARG, any Leasing Company, the general partner of any Leasing Company, any Lessee or Vanguard Holdings or the Intermediary or (ii) any event or condition of the type specified in clauses (a) through (l), (o), and (q) of Article III of this Series Supplement that continues for thirty (30) days (without double counting the cure period, if any, provided therein); provided, however, that any event or condition of the type specified in clauses (a) through (i), (l), (o), and (q) of Article III of this Series Supplement shall not constitute a Series 2005-2 ARG Liquidation Event if within such thirty (30) day period, such Amortization Event shall have been cured, and, after such cure is provided for, the Trustee shall have received the written consent of the Required Noteholders, waiving the occurrence of such Series 2005-2 ARG Liquidation Event.

“Series 2005-2 Available Cash Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2005-2 Cash Collateral Account as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2005-2 Available Interest Rate Hedge Collateral Account Amount” means, as of any date of determination, the amount on deposit in the Series 2005-2 Interest Rate Hedge Collateral Account as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2005-2 Available Reserve Account Amount” means, as of any date of determination, the amount on deposit in the Series 2005-2 Reserve Account as of such date (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date).

“Series 2005-2 Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy has occurred; provided that any such

Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Series 2005-2 Bankrupt Manufacturer when it has satisfied the Series 2005-2 Confirmation Condition with respect to such Event of Bankruptcy.

“Series 2005-2 Cash Collateral Account” has the meaning specified in Section 2.8(f) of this Series Supplement.

“Series 2005-2 Cash Collateral Account Collateral” has the meaning specified in Section 2.8(a) of this Series Supplement.

“Series 2005-2 Cash Collateral Account Surplus” means, with respect to any Distribution Date, the lesser of (a) the Series 2005-2 Available Cash Collateral Account Amount and (b) the lesser of (A) the excess, if any, of the Series 2005-2 Liquidity Amount over the Series 2005-2 Required Liquidity Amount on such Distribution Date (after giving effect to any withdrawal from the Series 2005-2 Reserve Account on such Distribution Date) and (B) the excess, if any, of the Series 2005-2 Enhancement Amount over the Series 2005-2 Required Enhancement Amount on such Distribution Date (after giving effect to any withdrawal from the Series 2005-2 Reserve Account on such Distribution Date); provided, however, that, on any date after the Series 2005-2 Letter of Credit Termination Date, the Series 2005-2 Cash Collateral Account Surplus shall mean the excess, if any, of (x) the Series 2005-2 Available Cash Collateral Account Amount over (y) the Series 2005-2 Demand Note Payment Amount minus the Pre-Preference Period Demand Note Payments as of such date.

“Series 2005-2 Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2005-2 Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2005-2 Letter of Credit Liquidity Amount as of such date.

“Series 2005-2 Closing Date” means April 1, 2005.

“Series 2005-2 Collateral” means the Collateral, each Series 2005-2 Letter of Credit, the Series 2005-2 Demand Note, each Series 2005-2 Interest Rate Hedge, the Series 2005-2 Excess Collection Account Collateral, the Series 2005-2 Additional Account Collateral, the Series 2005-2 Cash Collateral Account Collateral, the Series 2005-2 Distribution Account Collateral and the Series 2005-2 Reserve Account Collateral.

“Series 2005-2 Collection Account” has the meaning specified in Section 2.1(b) of this Series Supplement.

“Series 2005-2 Confirmation Condition” with respect to any Series 2005-2 Bankrupt Manufacturer means a condition that is satisfied when the bankruptcy court having jurisdiction over the Series 2005-2 Bankrupt Manufacturer issues an order, for so long as that order remains in effect, approving: (i) the assumption of the Series 2005-2 Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) by the Series 2005-2

Bankrupt Manufacturer or the trustee in bankruptcy of the Series 2005-2 Bankrupt Manufacturer, as applicable, under Section 365 of the Bankruptcy Code, provided that at the time of the assumption, all amounts due from the Series 2005-2 Bankrupt Manufacturer under the Manufacturer Program have been paid and all other defaults by the Series 2005-2 Bankrupt Manufacturer under the Manufacturer Program have been cured or (ii) the execution, delivery and performance by the Series 2005-2 Bankrupt Manufacturer of a new post-petition Series 2005-2 Eligible Manufacturer Program (and the related Assignment Agreements) on the same terms and covering the same Vehicles as the Series 2005-2 Bankrupt Manufacturer’s Manufacturer Program (and the related Assignment Agreements) in effect on the date the Series 2005-2 Bankrupt Manufacturer suffered an event of bankruptcy, provided that at the time of the execution and delivery of the new post-petition Series 2005-2 Eligible Manufacturer Program, all amounts due and payable by the Series 2005-2 Bankrupt Manufacturer under the previous Series 2005-2 Eligible Manufacturer Program have been paid and all other defaults by the Series 2005-2 Bankrupt Manufacturer under the previous Series 2005-2 Eligible Manufacturer Program have been cured.

“Series 2005-2 Controlled Amortization Amount” means the sum of the Class A-1/A-2 Controlled Amortization Amount, the Class A-3 Controlled Amortization Amount and the Class A-4/A-5 Controlled Amortization Amount.

“Series 2005-2 Controlled Amortization Period” means the Class A-1/A-2 Controlled Amortization Period, the Class A-3 Controlled Amortization Period and/or the Class A-4/A-5 Controlled Amortization Period, as applicable.

“Series 2005-2 Controlled Distribution Amount” means, with respect to each Related Month, the sum of the Class A-1/A-2 Controlled Distribution Amount, the Class A-3 Controlled Distribution Amount and the Class A-4/A-5 Controlled Distribution Amount.

“Series 2005-2 Defaulted Manufacturer” means a Manufacturer with respect to whom a Manufacturer Event of Default has occurred and is continuing; provided that for the avoidance of doubt a Manufacturer that is a Series 2005-2 Defaulted Manufacturer solely as a result of being a Series 2005-2 Bankrupt Manufacturer shall cease to constitute a Series 2005-2 Defaulted Manufacturer when it has satisfied the Series 2005-2 Confirmation Condition.

“Series 2005-2 Defaulted Manufacturer Vehicle Amount” means, as of any date of determination, with respect to each Series 2005-2 Defaulted Manufacturer as of such date, and solely for so long as such Manufacturer is a Series 2005-2 Defaulted Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are

Eligible Vehicles as of such date that were manufactured by Series 2005-2 Defaulted Manufacturer and not turned in to such Series 2005-2 Defaulted Manufacturer pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from such Series 2005-2 Defaulted Manufacturer under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by such Series 2005-2 Defaulted Manufacturer and turned in to such Series 2005-2 Defaulted Manufacturer pursuant to any such Manufacturer Program or delivered for Auction pursuant to any such Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by such Series 2005-2 Defaulted Manufacturer under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by such Series 2005-2 Defaulted Manufacturer that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by such Series 2005-2 Defaulted Manufacturer that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by such Series 2005-2 Defaulted Manufacturer that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Deficiency Amount” has the meaning specified in Section 2.3(g)(iii) of this Series Supplement.

“Series 2005-2 Demand Note” means the demand note made by Vanguard to ARG in the aggregate principal amount of $7,500,000, substantially in the form of Exhibit B to this Series Supplement, as amended, modified or restated from time to time.

“Series 2005-2 Demand Note Payment Amount” means, as of the Series 2005-2 Letter of Credit Termination Date, the aggregate amount of all proceeds of demands made on the Series 2005-2 Demand Note pursuant to Section 2.5(b) or (c) of this Series Supplement that were deposited into the Series 2005-2 Distribution Account and paid to the Series 2005-2 Noteholders during the one year period ending on the Series 2005-2 Letter of Credit Termination Date; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard shall have occurred during such one year period, the Series 2005-2 Demand Note Payment Amount as of the Series 2005-2 Letter of Credit Termination Date shall equal the Series 2005-2 Demand Note Payment Amount as if it were calculated as of the date of such occurrence.

“Series 2005-2 Deposit Date” has the meaning specified in Section 2.2 of this Series Supplement.

“Series 2005-2 Distribution Account” has the meaning specified in Section 2.9(a) of this Series Supplement.

“Series 2005-2 Distribution Account Collateral” has the meaning specified in Section 2.9(d) of this Series Supplement.

“Series 2005-2 Eligible Letter of Credit Provider” means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business issues letters of credit and has total assets in excess of $200,000,000, and with respect to which providing or becoming an assignee of the obligations of a Series 2005-2 Letter of Credit Provider would not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (c) any other financial institution, in each case, satisfactory to ARG and the Surety Provider and having, at the time of the issuance of the related Series 2005-2 Letter of Credit, a long-term debt rating of at least “AA” from Standard & Poor’s and at least “Aa3” from Moody’s and a short-term debt rating of “P-1” from Moody’s.

 “Series 2005-2 Eligible Manufacturer Program” means, at any time, a Manufacturer Program that is in full force and effect with a Series 2005-2 Eligible Program Manufacturer; provided that with respect to a Series 2005-2 Eligible Program Manufacturer that has experienced a Manufacturer Event of Default due to the occurrence of an Event of Bankruptcy with respect to such Series 2005-2 Eligible Program Manufacturer, prior to the Manufacturer Program of such Series 2005-2 Eligible Program Manufacturer constituting a “Series 2005-2 Eligible Manufacturer Program” hereunder following the cessation of such Manufacturer Event of Default, such Manufacturer shall be, or solely to the extent such Manufacturer’s parent provides a guaranty of such Manufacturer’s obligations, such Manufacturer’s parent, shall be rated at least “BBB” by Standard & Poor’s and “Baa2” by Moody’s; provided, further, that with respect to any new Manufacturer Program (including a new model year Manufacturer Program of a Series 2005-2 Eligible Program Manufacturer and a Manufacturer Program of a new Manufacturer) that is proposed for consideration after the date hereof as a Series 2005-2

Eligible Manufacturer Program, prior to such new Manufacturer Program constituting a “Series 2005-2 Eligible Manufacturer Program” hereunder, ARG shall have satisfied the Series 2005-2 Rating Agency Confirmation and Consent Condition with respect to such Series 2005-2 Eligible Manufacturer Program (the Surety Provider to decide whether to consent promptly and without undue delay); and provided, further, that, if there is a material change to a Manufacturer Program during a model year, ARG shall have satisfied the Series 2005-2 Rating Agency Confirmation and Consent Condition with respect to such change prior to such Manufacturer Program, as changed, constituting a “Series 2005-2 Eligible Manufacturer Program” (the Surety Provider to decide whether to consent promptly and without undue delay).

“Series 2005-2 Eligible Non-Program Manufacturer” means (a) each Manufacturer listed on Exhibit C-1 to this Series Supplement and (b) any other Manufacturer with respect to which ARG has satisfied the Series 2005-2 Rating Agency Confirmation and Consent Condition.

“Series 2005-2 Eligible Program Manufacturer” means (a) any of (i) a Manufacturer who is listed on Exhibit C-2 to this Series Supplement; provided that (w) Hyundai shall be excluded from the definition of Series 2005-2 Eligible Program Manufacturer for so long as Hyundai is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Hyundai is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s; (x) Kia shall be excluded from the definition of Series 2005-2 Eligible Program Manufacturer for so long as Kia is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Kia is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s; (y) Suzuki shall be excluded from the definition of Series 2005-2 Eligible Program Manufacturer for so long as Suzuki is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Suzuki is rated at least “BBB-” by Standard & Poor’s and at least “Baa3” from Moody’s and (z) Volkswagen shall be excluded from the definition of Series 2005-2 Eligible Program Manufacturer for so long as Volkswagen is not rated at least “BBB-” by Standard & Poor’s and at least “Baa3” by Moody’s, but only until such time as Volkswagen is rated at least BBB- by Standard & Poor’s and at least “Baa3” from Moody’s; provided further that upon the withdrawal of the rating of any such Manufacturer described in clauses (w) through (z) above by a Rating Agency or upon the downgrade of any such Manufacturer described in clauses (w) through (z) above by a Rating Agency to a rating that would require exclusion of such Manufacturer described in clauses (w) through (z) above from this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB-” and/or “Baa3”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the date of such downgrade, (ii) a Manufacturer who, at the time that the Manufacturer Program to which such Manufacturer is a party is proposed for consideration as a Series 2005-2 Eligible Manufacturer Program, is rated, or solely to the extent such parent provides a guaranty of such Manufacturer’s obligations under such Manufacturer Program, whose parent is rated at least “BBB” by Standard & Poor’s and at least “Baa3” by Moody’s and who is then acceptable to the Surety Provider (who has agreed not to unreasonably withhold its acceptance of any such Manufacturer) or (iii) with respect to which ARG has satisfied the Series 2005-2 Rating Agency Confirmation and Consent Condition, (b) who has a Manufacturer Program and (c) who has not experienced a Manufacturer Event of Default that is continuing.

“Series 2005-2 Enhancement Amount” means, as of any date of determination, the sum of (i) the Series 2005-2 Overcollateralization Amount, (ii) the Series 2005-2 Letter of Credit Amount and (iii) the Series 2005-2 Available Reserve Account Amount, in each case as of such date.

“Series 2005-2 Enhancement Deficiency” means, as of any date of determination, the amount by which the Series 2005-2 Enhancement Amount is less than the Series 2005-2 Required Enhancement Amount, in each case as of such date.

“Series 2005-2 Excess Collection Account” has the meaning specified in Section 2.1(b) of this Series Supplement.

“Series 2005-2 Excess Collection Account Collateral” has the meaning specified in Section 2.1(f) of this Series Supplement.

“Series 2005-2 Hyundai Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Hyundai and not turned in to Hyundai pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Hyundai under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Hyundai and turned in to Hyundai pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Hyundai under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Hyundai that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Hyundai that have been turned in to the Manufacturer, delivered for

Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Hyundai that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Ineligible Program Vehicle” means an Eligible Vehicle that is a Program Vehicle but that is not subject to a Series 2005-2 Eligible Manufacturer Program.

“Series 2005-2 Initial Interest Rate Hedge Provider” means Lehman Brothers Special Financing Inc.

“Series 2005-2 Initial Interest Rate Hedge Provider Hedges” means (x) the Series 2005-2 Initial Interest Rate Hedge Provider’s Class A-2 Interest Rate Hedge, Class A-3 Interest Rate Hedge and Class A-5 Interest Rate Hedge and (y) each other rate hedge transaction agreement entered into by ARG with the Series 2005-2 Initial Interest Rate Hedge Provider in accordance with the terms of the Base Indenture that is designated from time to time as a Series 2005-2 Initial Interest Rate Hedge Provider Hedge in a writing signed by ARG and the Series 2005-2 Initial Interest Rate Hedge Provider.

“Series 2005-2 Initial Invested Amount” means the sum of the Class A-1 Initial Invested Amount, the Class A-2 Initial Invested Amount, the Class A-3 Initial Invested Amount, the Class A-4 Initial Invested Amount and the Class A-5 Initial Invested Amount.

“Series 2005-2 Interest Period” means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 2005-2 Interest Period shall commence on and include the Series 2005-2 Closing Date and end on and include April 19, 2005.

“Series 2005-2 Interest Rate Hedge” means the Class A-2 Interest Rate Hedge, the Class A-3 Interest Rate Hedge or the Class A-5 Interest Rate Hedge, as applicable.

“Series 2005-2 Interest Rate Hedge Collateral Account” has the meaning specified in Section 2.12(a) of this Series Supplement.

“Series 2005-2 Interest Rate Hedge Collateral Account Collateral” has the meaning specified in Section 2.12(d) of this Series Supplement.

“Series 2005-2 Interest Rate Hedge Collateral Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2005-2 Available Interest Rate Hedge Collateral Account Amount over the Series 2005-2 Required Interest Rate Hedge Collateral Account Amount on such date.

“Series 2005-2 Interest Rate Hedge Premium” means, for any Distribution Date, the sum of the amount, if any, payable by ARG to each Series 2005-2 Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge on such Distribution Date (excluding any termination payments), for so long as no payment default by each such Series 2005-2 Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge has occurred and is continuing.

“Series 2005-2 Interest Rate Hedge Proceeds” means all amounts received by the Trustee from each Series 2005-2 Interest Rate Hedge Provider from time to time under its Series 2005-2 Interest Rate Hedge (including amounts received from a guarantor or from collateral securing the obligations of such Series 2005-2 Interest Rate Hedge Provider under its Series 2005-2 Interest Rate Hedge).

“Series 2005-2 Interest Rate Hedge Provider” means a Class A-2 Interest Rate Hedge Provider, a Class A-3 Interest Rate Hedge Provider or a Class A-5 Interest Rate Hedge Provider, as applicable.

“Series 2005-2 Invested Amount” means the sum of the Class A-1 Invested Amount, the Class A-2 Invested Amount, the Class A-3 Invested Amount, the Class A-4 Invested Amount or the Class A-5 Invested Amount.

“Series 2005-2 Invested Percentage” means, as of any date of determination:

(i)            when used with respect to Principal Collections, the percentage equivalent of a fraction (which percentage shall never exceed 100%), the numerator of which is equal to the Series 2005-2 Required Aggregate Asset Amount, determined during the Series 2005-2 Revolving Period as of the open of business on such date of determination, or, during the Series 2005-2 Controlled Amortization Period and the Series 2005-2 Rapid Amortization Period, as of the end of the Series 2005-2 Revolving Period, and the denominator of which, with respect to all Series of Group I Notes, is the greater of (I) the Aggregate Asset Amount as of the open of business on such date of determination and (II) as of the open of business on the same date as in clause (I), the Required Aggregate Asset Amount; and

(ii)           when used with respect to Interest Collections, the percentage equivalent of a fraction (which percentage shall never exceed 100%), the numerator of which is the Series 2005-2 Accrued Amounts on such date of determination, and the denominator of which is the aggregate Accrued Amounts with respect to all Series of Group I Notes on such date of determination.

“Series 2005-2 Kia Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Kia and not turned in to Kia pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Kia under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Kia and turned in to Kia pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Kia under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Kia that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Kia that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Kia that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Lease Interest Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 2.2 of this Series Supplement would have been allocated to the Series 2005-2 Accrued Interest Account if all payments of Monthly Variable Rent required to have been made under the Leases from and excluding the immediately preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 2.2 of this Series Supplement have been allocated to the Series 2005-2 Accrued Interest Account from and excluding the immediately preceding Distribution Date to and including such Distribution Date.

“Series 2005-2 Lease Payment Deficit” means either a Series 2005-2 Lease Interest Payment Deficit or a Series 2005-2 Lease Principal Payment Deficit.

“Series 2005-2 Lease Principal Payment Carryover Deficit” means (a) for the initial Distribution Date, zero and (b) for any other Distribution Date, the excess, if any, of (x) the Series 2005-2 Lease Principal Payment Deficit, if any, on the preceding Distribution Date over (y) the amount deposited in the Series 2005-2 Distribution Account on such preceding Distribution Date on account of such Series 2005-2 Lease Principal Payment Deficit.

“Series 2005-2 Lease Principal Payment Deficit” means on any Distribution Date the sum of (a) the Series 2005-2 Monthly Lease Principal Payment Deficit for such Distribution Date and (b) the Series 2005-2 Lease Principal Payment Carryover Deficit for such Distribution Date.

“Series 2005-2 Letter of Credit” means an irrevocable letter of credit, if any, substantially in the form of Exhibit D to this Series Supplement issued by a Series 2005-2 Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider in form and substance satisfactory to the Surety Provider.

“Series 2005-2 Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn on such date under each Series 2005-2 Letter of Credit, as specified therein and (ii) if the Series 2005-2 Cash Collateral Account has been established and funded pursuant to Section 2.8 of this Series Supplement, the Series 2005-2 Available Cash Collateral Account Amount on such date and (b) the outstanding principal amount of the Series 2005-2 Demand Note on such date.

“Series 2005-2 Letter of Credit Expiration Date” means, with respect to any Series 2005-2 Letter of Credit, the expiration date set forth in such Series 2005-2 Letter of Credit, as such date may be extended in accordance with the terms of such Series 2005-2 Letter of Credit.

“Series 2005-2 Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn on such date under each Series 2005-2 Letter of Credit, as specified therein and (b) if the Series 2005-2 Cash Collateral Account has been established and funded pursuant to Section 2.8 of this Series Supplement, the Series 2005-2 Available Cash Collateral Account Amount on such date.

“Series 2005-2 Letter of Credit Provider” means the issuer of a Series 2005-2 Letter of Credit.

“Series 2005-2 Letter of Credit Termination Date” means the first to occur of (a) the date on which the Series 2005-2 Notes are fully paid and the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts then due; (b) the Series 2005-2 Termination Date; and (c) such earlier date consented to by the Surety Provider and the Rating Agencies which consent by the Surety Provider shall be in writing.

“Series 2005-2 Liquidity Amount” means, as of any date of determination, the sum of (a) the amount available to be drawn under the Series 2005-2 Letter of Credit on such date, (b) if the Series 2005-2 Cash Collateral Account has been established and funded pursuant to Section 2.8 of this Series Supplement, the Series 2005-2 Available Cash Collateral Account Amount on such date and (c) the Series 2005-2 Available Reserve Account Amount on such date.

“Series 2005-2 Liquidity Deficiency” means, as of any date of determination, the amount by which the Series 2005-2 Liquidity Amount is less than the Series 2005-2 Required Liquidity Amount as of such date.

“Series 2005-2 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen Vehicle Amount” means, as of any day, an amount equal to 25% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Amount” means any of the Series 2005-2 Maximum Non-Eligible Manufacturer Amount, the Series 2005-2 Maximum Non-Program Vehicle Amount, the Series 2005-2 Maximum Restricted Vehicle Amount, the Series 2005-2 Maximum Mitsubishi Non-Program Vehicle Amount, each Series 2005-2 Maximum Defaulted Manufacturer Vehicle Amount, the Series 2005-2 Maximum Kia Amount, the Series 2005-2 Maximum Hyundai Amount, the Series 2005-2 Maximum Suzuki Amount, the Series 2005-2 Maximum Volkswagen Amount, the Series 2005-2 Maximum Mazda Program Vehicle Amount or the Series 2005-2 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen Vehicle Amount.

“Series 2005-2 Maximum Defaulted Manufacturer Vehicle Amount” means, as of any date of determination, with respect to each Series 2005-2 Defaulted Manufacturer, solely for so long as such Manufacturer is a Series 2005-2 Defaulted Manufacturer, an amount equal to the product of (x) a fraction expressed as a percentage, the numerator of which is the Series 2005-2 Defaulted Manufacturer Vehicle Amount, on the day such Manufacturer became a Series 2005-2 Defaulted Manufacturer and the denominator of which is the Adjusted Aggregate Asset Amount as of such day on which such Manufacturer became a Series 2005-2 Defaulted Manufacturer and (y) the Adjusted Aggregate Asset Amount as of such date of determination; provided that for the avoidance of doubt, there will be no Series 2005-2 Maximum Defaulted Manufacturer

Vehicle Amount with respect to a Manufacturer on any date on which such Manufacturer is not a Series 2005-2 Defaulted Manufacturer.

“Series 2005-2 Maximum Hyundai Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Kia Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Mazda Program Vehicle Amount” means, as of any day, an amount equal to (a) if Mazda is rated at least “BBB” by Standard & Poor’s and “Baa3” by Moody’s, 10% of the Adjusted Aggregate Asset Amount as of such day and (b) if Mazda is not rated at least “BBB” by Standard & Poor’s and “Baa3” by Moody’s, 2% of the Adjusted Aggregate Asset Amount as of such day.

“Series 2005-2 Maximum Mitsubishi Non-Program Vehicle Amount” means, as of any day, an amount equal to 20% of the Series 2005-2 Maximum Non-Program Vehicle Amount as of such day.

“Series 2005-2 Maximum Non-Eligible Manufacturer Amount” means, as of any day, an amount equal to 2% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Non-Program Vehicle Amount” means, as of any day, an amount equal to the Series 2005-2 Maximum Non-Program Vehicle Percentage of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Non-Program Vehicle Percentage” means 30.0% or such lesser percentage as may be agreed to in writing by ARG and the Surety Provider (initially 15.0%) on or after the Series 2005-2 Closing Date, with prompt written notice thereof delivered by ARG to the Trustee.

“Series 2005-2 Maximum Restricted Vehicle Amount” means, as of any day, with respect to any Series 2005-2 Restricted Manufacturer, an amount equal to 33.33% of the Series 2005-2 Maximum Non-Program Vehicle Amount as of such day.

“Series 2005-2 Maximum Suzuki Amount” means, as of any day, an amount equal to 5% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Maximum Volkswagen Amount” means, as of any day, an amount equal to 10% of the Adjusted Aggregate Asset Amount on such day.

“Series 2005-2 Mazda Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2

Program Vehicles that are Eligible Vehicles as of such date that were manufactured by Mazda and not turned in to Mazda pursuant to its Manufacturer Program, if any, or delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Mazda under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Mazda and turned in to Mazda pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Mazda under and in accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Mazda that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above) and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Mitsubishi Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Non-Program Vehicles that are Eligible Vehicles as of such date that were manufactured by Mitsubishi and not turned in to Mitsubishi pursuant to its Manufacturer Program, if any, or delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that were manufactured by Mitsubishi that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (iii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that were manufactured by Mitsubishi that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above) and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Monthly Lease Principal Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 2.2 of this Series Supplement would have been allocated to the Series 2005-2 Collection Account if all payments required to have been made under the Leases from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b)  the aggregate amount of Principal Collections which pursuant to Section 2.2 of this Series Supplement have been allocated to the Series 2005-2 Collection Account (without giving effect to any amounts deposited into the Series 2005-2 Accrued Interest Account pursuant to the proviso to Section 2.2(c)(ii) of this Series Supplement) from and excluding the preceding Distribution Date to and including such Distribution Date.

“Series 2005-2 Non-Eligible Manufacturer Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Vehicles that are Eligible Vehicles as of such date that were manufactured by Manufacturers other than Series 2005-2 Eligible Program Manufacturers or Series 2005-2 Eligible Non-Program Manufacturers and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Manufacturers other than Series 2005-2 Eligible Program Manufacturers or Series 2005-2 Eligible Non-Program Manufacturers that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable on such date under the Leases, (iii) with regard to Eligible Vehicles (as of the applicable disposition date) that were manufactured by Manufacturers other than Series 2005-2 Eligible Program Manufacturers or Series 2005-2 Eligible Non-Program Manufacturers that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above) and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Non-Program Vehicle” means a Vehicle that is not subject to a Series 2005-2 Eligible Manufacturer Program, including, without limitation Vehicles subject to a Manufacturer Program that fails to meet the definition of Series 2005-2 Eligible Manufacturer Program as a result of the occurrence and continuation of a Manufacturer Event of Default with respect to the related Manufacturer.

“Series 2005-2 Non-Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Non-Program Vehicles that are Eligible Vehicles as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (iii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above) and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Non-Program Vehicle Percentage” means, as of any date of determination, the sum of (i) the percentage equivalent of a fraction, the numerator of which is the Series 2005-2 Non-Program Vehicle Amount as of such date and the denominator of which is equal to the Aggregate Asset Amount as of such date and (ii) the Specified BBB-/Baa3 Vehicle Percentage Excess as of such date; provided that upon the occurrence of a Specified Manufacturer Event of Default with respect to any Manufacturer, such Specified Manufacturer Event of Default will be deemed not to have occurred for purposes of calculating the Series 2005-2 Non-Program Vehicle Percentage for a period of thirty (30) days following the occurrence of such Specified Manufacturer Event of Default.

“Series 2005-2 Noteholder” means the person in whose name a Class A-1 Note, Class A-2 Note, Class A-3 Note, Class A-4 Note or Class A-5 Note, as the context may require, is registered in the Note Register.

“Series 2005-2 Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

“Series 2005-2 Outstanding Principal Amount” means the sum of the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount, the Class A-4 Outstanding Principal Amount and the Class A-5 Outstanding Principal Amount.

“Series 2005-2 Overcollateralization Amount” means, as of any date, (A) on which no Aggregate Asset Amount Deficiency exists, the Series 2005-2 Required Overcollateralization Amount as of such date or (B) on which an Aggregate Asset Amount Deficiency exists, the excess, if any, of the Series 2005-2 Aggregate Asset Amount over the Series 2005-2 Adjusted Invested Amount as of such date.

“Series 2005-2 Past Due Rent Payment” has the meaning specified in Section 2.2(d) of this Series Supplement.

“Series 2005-2 Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2005-2 Invested Amount as of such date and the denominator of which is the sum of the Invested Amounts for all Series of Notes as of such date.

“Series 2005-2 Periodic Interest” means, with respect to the Series 2005-2 Notes of any class, the Class A-1 Periodic Interest, the Class A-2 Periodic Interest, the Class A-3 Periodic Interest, the Class A-4 Periodic Interest or the Class A-5 Periodic Interest, as applicable.

“Series 2005-2 Principal Allocation” has the meaning specified in Section 2.2(a)(ii) of this Series Supplement.

“Series 2005-2 Program Vehicle” means a Vehicle subject to a Series 2005-2 Eligible Manufacturer Program.

“Series 2005-2 Program Vehicle Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amount are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles that are Eligible Vehicles as of such date and not turned in to the Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Manufacturers under Manufacturer Programs with respect to Eligible Vehicles that were Series 2005-2 Program Vehicles (other than Exchanged Vehicles) (as of the applicable Disposition Date) and turned in to such Manufacturers pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Series 2005-2 Eligible Program Manufacturers under and in accordance with a Manufacturer Program, (iii) with regard to

Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable Disposition Date) that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above) and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Program Vehicle Percentage” means, as of any date of determination, the result of (i) the percentage equivalent of a fraction, the numerator of which is the excess, if any, of the Series 2005-2 Program Vehicle Amount over the GM Freeze Vehicle Amount as of such date and the denominator of which is equal to the Aggregate Asset Amount as of such date minus (ii) the Specified BBB-/Baa3 Vehicle Percentage Excess as of such date; provided that upon the occurrence of a Specified Manufacturer Event of Default with respect to any Manufacturer, such Specified Manufacturer Event of Default will be deemed not to have occurred for purposes of calculating the Series 2005-2 Program Vehicle Percentage for a period of thirty (30) days following the occurrence of such Specified Manufacturer Event of Default.

“Series 2005-2 Rapid Amortization Period” means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2005-2 Notes and ending upon the earliest to occur of (i) the date on which the Series 2005-2 Notes are redeemed in full and the Surety Provider has been paid all Surety Provider Fees and all Surety Provider Reimbursement Amounts then due and each Series 2005-2 Interest Rate Hedge has been terminated and there are no amounts due and owing thereunder and (ii) the termination of the Indenture.

“Series 2005-2 Rating Agency Confirmation and Consent Condition” means, with respect to the Series 2005-2 Notes of each Class and any action, that (i) each Rating Agency shall have notified ARG, the Surety Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the ratings (in respect of each Class of Series 2005-2 Notes, both with and without regard to the presence of the Surety Bond in effect immediately before the taking of such action) of the Series 2005-2

Notes of each Class and (ii) the Surety Provider shall have consented in writing to such action.

“Series 2005-2 Rating Agency Confirmation Condition” means, with respect to the Series 2005-2 Notes of each Class and any action, including the issuance of an additional Series of Notes, that each Rating Agency shall have notified ARG, the Surety Provider and the Trustee in writing that such action will not result in a reduction or withdrawal of the ratings (in respect of each Class of Series 2005-2 Notes, both with and without regard to the presence of the Surety Bond in effect immediately before the taking of such action) of the Series 2005-2 Notes of each Class.

“Series 2005-2 Reimbursement Agreement” means any and each agreement providing for the reimbursement of a Series 2005-2 Letter of Credit Provider for draws under its Series 2005-2 Letter of Credit.

“Series 2005-2 Repurchase Amount” has the meaning specified in Section 8.1 of this Series Supplement.

“Series 2005-2 Required Aggregate Asset Amount” means, as of any date of determination, the sum of (a) the Series 2005-2 Adjusted Invested Amount and (b) the Series 2005-2 Required Overcollateralization Amount, in each case, as of such date.

“Series 2005-2 Required Enhancement Amount” means, as of any date of determination, the sum of (i) the product of (x) the Series 2005-2 Required Enhancement Percentage as of such date and (y) the Series 2005-2 Adjusted Invested Amount as of such date plus (ii) the Series 2005-2 Required Enhancement Incremental Amount as of such date; provided, however, that, as of any date of determination after the occurrence of a Series 2005-2 ARG Liquidation Event, the Series 2005-2 Required Enhancement Amount shall equal the lesser of (x) the Series 2005-2 Adjusted Invested Amount as of such date and (y) the sum of (1) the product of the Series 2005-2 Required Enhancement Percentage as of such date of determination and the Series 2005-2 Adjusted Invested Amount as of the date of the occurrence of such Series 2005-2 ARG Liquidation Event plus (2) the Series 2005-2 Required Enhancement Incremental Amount as of such date of determination.

“Series 2005-2 Required Enhancement Incremental Amount” means as of any date, the product of (A) the Series 2005-2 Aggregate Asset Percentage as of the immediately preceding Business Day and (B) the sum (without double counting) of (1) the excess, if any, of the Series 2005-2 Non-Program Vehicle Amount (excluding from the calculation thereof, to the extent that a Manufacturer Event of Default has occurred with respect to any Series 2005-2 Eligible Program Manufacturer, the Net Book Value of the Vehicles (other than Series 2005-2 Non-Program Vehicles manufactured by any such Series 2005-2 Eligible Program Manufacturer as of the date of the occurrence of such Manufacturer Event of Default) manufactured by each such Series 2005-2 Eligible Program Manufacturer for which a Manufacturer Event of Default has occurred and acquired prior to such Manufacturer Event of Default having been cured, and any amounts related to such Vehicles included in the definition of Series 2005-2 Non-Program Vehicle Amount) over the Series 2005-2 Maximum Non-Program Vehicle Amount as of such immediately preceding Business Day, (2) the excess, if any, of the Series 2005-2 Non-Eligible Manufacturer Amount over the Series 2005-2 Maximum Non-Eligible Manufacturer Amount as of such immediately preceding Business Day, (3) the excess, if any, of the Series 2005-2 Mazda Program Vehicle Amount over the Series 2005-2 Maximum Mazda Program Vehicle Amount as of such immediately preceding Business Day, (4) the excess, if any, of the Series 2005-2  Restricted Vehicle Amount over the Series 2005-2 Maximum Restricted Vehicle Amount as of such immediately preceding Business Day, (5) the excess, if any, of the Series 2005-2 Defaulted Manufacturer Vehicle Amount with respect to each Series 2005-2 Defaulted Manufacturer over the Series 2005-2 Maximum Defaulted Manufacturer Vehicle Amount with respect to such Series 2005-2 Defaulted Manufacturer as of such immediately preceding Business Day, (6) the excess, if any, of the Series 2005-2 Mitsubishi Non-Program Vehicle Amount over the Series 2005-2 Maximum Mitsubishi Non-Program Vehicle Amount as of such immediately preceding Business Day, (7) the excess, if any, of the Series 2005-2 Kia Amount over the Series 2005-2 Maximum Kia Amount as of such immediately preceding Business Day, (8) the excess, if any, of the Series 2005-2 Suzuki Amount over the Series 2005-2 Maximum Suzuki Amount as of such immediately preceding Business Day, (9) the excess, if any, of the Series 2005-2 Hyundai Amount over the Series 2005-2 Maximum Hyundai Amount as of such immediately preceding Business Day, (10) the excess, if any, of the Series 2005-2 Volkswagen Amount over the Series 2005-2 Maximum Volkswagen Amount as of such immediately preceding Business Day and (11) the excess, if any, of the Series 2005-2 Aggregate Kia/Hyundai/Suzuki/Volkswagen Amount as of such immediately preceding Business Day, over the Series 2005-2 Maximum Aggregate Kia/Hyundai/Suzuki/Volkswagen Vehicle Amount as of such immediately preceding Business Day.

“Series 2005-2 Required Enhancement Percentage” means, as of any date of determination, a percentage calculated with respect to the preceding day equal to the sum of (i) the product of (A) the Series 2005-2 Required Program Vehicle Enhancement Percentage as of such preceding day and (B) the Series 2005-2 Program Vehicle Percentage as of such preceding day, (ii) the product of (A) the Series 2005-2 Required Non-Program Enhancement Percentage as of such preceding day and (B) the Series 2005-2 Non-Program Vehicle Percentage as of such preceding day and (iii) the product of (A) the Series 2005-2 Required GM Freeze Vehicle Enhancement Percentage and (B) the GM Freeze Vehicle Percentage as of such preceding day.

“Series 2005-2 Required GM Freeze Vehicle Enhancement Percentage” means, as of any date of determination, the result of (i) the sum of (A) the product of (1) 8.50% and (2) the Class A-1 Invested Amount on such date, (B) the product of (1) 8.75% and (2) the Class A-2 Invested Amount on such date, (C) the product of (1) 9.00% and (2) the Class A-3 Invested Amount on such date, (D) the product of (1) 8.75% and (2) the Class A-4 Invested Amount on such date and (E) the product of (1) 9.00% and (2) the

Class A-5 Invested Amount on such date divided by (ii) the Series 2005-2 Invested Amount on such date. On or after the Series 2005-2 Closing Date, the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) in the preceding sentence may be lowered subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, with prompt written notice thereof delivered by ARG to the Trustee, but in no event shall the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) be lowered below 7.0%, 7.0%, 7.0%, 7.0% or 7.0%, respectively.

“Series 2005-2 Required Interest Rate Hedge Collateral Account Amount” means, with respect to any date of determination the sum of the Series 2005-2 Required Interest Rate Hedge Collateral Amounts for all Series 2005-2 Initial Interest Rate Hedge Provider Hedges in effect on such date of determination.

“Series 2005-2 Required Interest Rate Hedge Collateral Amount” means with respect to each Series 2005-2 Initial Interest Rate Hedge Provider Hedge, the amounts specified in such Series 2005-2 Initial Interest Rate Hedge Provider Hedge as the “Required Interest Rate Hedge Collateral Amount”.

“Series 2005-2 Required Liquidity Amount” means, as of any date of determination, an amount equal to the result of (i) the result of (x) the sum of (A) the product of (1) 3.75% and (2) the Class A-1 Invested Amount on such date, (B) the product of (1) 4.00% and (2) the Class A-2 Invested Amount on such date, (C) the product of (1) 4.00% and (2) the Class A-3 Invested Amount on such date, (D) the product of (1) 3.75% and (2) the Class A-4 Invested Amount on such date, and (E) the product of (1) 4.00% and (2) the Class A-5 Invested Amount on such date divided by (y) the Series 2005-2 Invested Amount on such date multiplied by (ii) the Series 2005-2 Adjusted Invested Amount on such date.

“Series 2005-2 Required Non-Program Enhancement Percentage” means, as of any date of determination, the sum of (i) the Series 2005-2 Weighted Average Required Non-Program Vehicle Enhancement Percentage as of such date and (ii) an amount (not less than zero) equal to 100% minus the lesser of (x) the lowest Measurement Month Average of any full Measurement Month within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 2005-2 Closing Date) and (y) the lowest Fair Market Value Average as of any Determination Date within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 2005-2 Closing Date).

“Series 2005-2 Required Overcollateralization Amount” means, as of any date of determination, the excess, if any, of (a) the Series 2005-2 Required Enhancement Amount over (b) the sum of (i) the Series 2005-2 Available Reserve Account Amount as of such date and (ii) the Series 2005-2 Letter of Credit Amount as of such date.

“Series 2005-2 Required Program Vehicle Enhancement Percentage” means, as of any date of determination, the result of (i) the sum of (A) the product of (1) 17.50% and (2) the Class A-1 Invested Amount on such date, (B) the product of (1) 17.75% and (2) the Class A-2 Invested Amount on such date, (C) the product of (1) 17.75% and (2) the Class A-3 Invested Amount on such date, (D) the product of (1) 17.50% and (2) the Class A-4 Invested Amount on such date and (E) the product of (1) 17.75% and (2) the Class A-5 Invested Amount on such date divided by (ii) the Series 2005-2 Invested Amount on such date.  On or after the Series 2005-2 Closing Date, the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) in the preceding sentence may be lowered subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, with prompt written notice thereof delivered by ARG to the Trustee, but in no event shall the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) be lowered below 14.0%, 14.0%, 14.0%, 14.0% or 14.0%,  respectively.

“Series 2005-2 Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of (a) the excess, if any, of the Series 2005-2 Required Liquidity Amount on such date over the Series 2005-2 Liquidity Amount (excluding therefrom the Series 2005-2 Available Reserve Account Amount) on such date and (b) the excess, if any, of the Series 2005-2 Required Enhancement Amount over the Series 2005-2 Enhancement Amount (excluding therefrom the Series 2005-2 Available Reserve Account Amount) on such date.

“Series 2005-2 Reserve Account” has the meaning specified in Section 2.7 (a) of this Series Supplement.

“Series 2005-2 Reserve Account Collateral” has the meaning specified in Section 2.7(d) of this Series Supplement.

“Series 2005-2 Reserve Account Surplus” means, with respect to any date of determination, the excess, if any, of the Series 2005-2 Available Reserve Account Amount over the Series 2005-2 Required Reserve Account Amount on such date.

“Series 2005-2 Restricted Manufacturer” means any Series 2005-2 Eligible Non-Program Manufacturer (other than Mitsubishi) that is not a Series 2005-2 Eligible Program Manufacturer; provided, however, that any Manufacturer, that ceases to be a Series 2005-2 Eligible Program Manufacturer as a result of the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, shall not constitute a Series 2005-2 Restricted Manufacturer.

“Series 2005-2 Restricted Vehicle Amount” means, as of any date of determination, with respect to each Series 2005-2 Restricted Manufacturer, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Non-Program Vehicles that are Eligible

Vehicles as of such date and not turned in to such Series 2005-2 Restricted Manufacturer thereof pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to such Series 2005-2 Restricted Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (iii) with regard to Eligible Vehicles that were Series 2005-2 Non-Program Vehicles (as of the applicable disposition date) that have been turned in to such Series 2005-2 Restricted Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clause (ii) above) and (iv) if such date of determination is during the period from and including a Determination Date to but excluding the next Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to such Series 2005-2 Restricted Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Revolving Period” means the period from and including the Series 2005-2 Closing Date to the earlier of (i) the commencement of the Series 2005-2 Controlled Amortization Period and (ii) the commencement of any Series 2005-2 Rapid Amortization Period; provided that if the Class A-1 Notes and the Class A-2 Notes are paid in full on or prior to the Class A-1/A-2 Expected Final Distribution Date, then the Series 2005-2 Revolving Period shall also include the period from and including the Determination Date immediately preceding the Distribution Date on which the Class A-1 Notes and the Class A-2 Notes are paid in full to the earlier of (i) the commencement of the Class A-3 Controlled Amortization Period and (ii) the commencement of the Series 2005-2 Rapid Amortization Period; provided further that if the Class A-3 Notes are paid in full on or prior to the Class A-3 Expected Final Distribution Date, then the Series 2005-2 Revolving Period shall also include the period from and including the Determination Date immediately preceding the Distribution Date on which the Class A-3 Notes are paid in full to the earlier of (i) the commencement of the Class A-4/A-5 Controlled Amortization Period and (ii) the commencement of the Series 2005-2 Rapid Amortization Period.

“Series 2005-2 Suzuki Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Suzuki and not turned in to Suzuki pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Suzuki under Manufacturer Programs with respect to Eligible

Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Suzuki and turned in to Suzuki pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Suzuki under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Suzuki that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Suzuki that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Suzuki that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Termination Date” means the latest occurring Final Distribution Date.

“Series 2005-2 Volkswagen Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles and Series 2005-2 Non-Program Vehicles, in each case that are Eligible Vehicles as of such date that were manufactured by Volkswagen and not turned in to Volkswagen pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from Volkswagen under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by Volkswagen and turned in to Volkswagen pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by Volkswagen under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by Volkswagen that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles or Series 2005-2 Non-Program Vehicles (as of the applicable disposition date), in each case that were manufactured by Volkswagen that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Series 2005-2 Weighted Average Required Non-Program Vehicle Enhancement Percentage” means, as of any date of determination, the result of (i) the sum of (A) the product of (1) 27.75% and (2) the Class A-1 Invested Amount on such date, (B) the product of (1) 28.00% and (2) the Class A-2 Invested Amount on such date, (C) the product of (1) 28.00% and (2) the Class A-3 Invested Amount on such date, (C) the product of (1) 27.75% and (2) the Class A-4 Invested Amount on such date and (D) the product of (1) 28.00% and (2) the Class A-5 Invested Amount on such date divided by (ii) the Series 2005-2 Invested Amount on such date.  On or after the Series 2005-2 Closing Date, the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) in the preceding sentence may be lowered subject to satisfaction of the Series 2005-2 Rating Agency Confirmation and Consent Condition, with prompt written notice thereof delivered by ARG to the Trustee, but in no event shall the percentage set forth in subclause (1) of each of clauses (A), (B), (C), (D) and (E) be lowered below 20.0%, 20.0%, 20.0%, 20.0% or 20.0%,  respectively.

“Series Supplement” has the meaning set forth in the preamble.

“Servicer” means Vanguard.

“Shadow Rating” means the rating of the Series 2005-2 Notes by Standard & Poor’s or Moody’s, as applicable, without giving effect to the Surety Bond.

“Specified BBB-/Baa3 Amount” means, as of any date of determination, an amount equal to the sum, rounded to the nearest $100,000, of the following amounts to the extent that such amounts are included in the definition of “Aggregate Asset Amount” for such date:  (i) the Net Book Value of all Series 2005-2 Program Vehicles that are

Eligible Vehicles as of such date that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date and not turned in to such Specified BBB-/Baa3 Manufacturer as of such date pursuant to its Manufacturer Program, if any, not delivered for Auction pursuant to its Manufacturer Program, if any, or not otherwise sold or deemed to be sold under the related Leasing Company Related Documents, (ii) all amounts receivable by a Leasing Company as of such date (other than Excluded Payments) from a Specified BBB-/Baa3 Manufacturer as of such date under Manufacturer Programs with respect to Eligible Vehicles (other than Exchanged Vehicles) (as of the applicable disposition date) that were manufactured by such Specified BBB-/Baa3 Manufacturer as of such date and turned in to such Specified BBB-/Baa3 Manufacturer pursuant to any such Manufacturer Program or delivered for Auction pursuant to any Manufacturer Program and the aggregate of all Eligible Receivables owned by a Leasing Company, financed under the related Leasing Company Indenture and owed by such Specified BBB-/Baa3 Manufacturer under and accordance with a Manufacturer Program, (iii) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been delivered for Auction, all amounts receivable (other than amounts specified in clause (ii) above) from any person or entity in connection with the Auction of such Eligible Vehicles as of such date, (iv) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) that were manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any Casualty Payments or Termination Payments with respect to such Eligible Vehicles due and payable as of such date under the Leases, (v) with regard to Eligible Vehicles that were Series 2005-2 Program Vehicles (as of the applicable disposition date) manufactured by a Specified BBB-/Baa3 Manufacturer as of such date that have been turned in to the Manufacturer, delivered for Auction or otherwise sold, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles (net of amounts set forth in clauses (ii), (iii) and (iv) above), and (vi) if such date of determination is during the period from and including a Determination Date to but excluding the next Program Distribution Date, any accrued and unpaid Monthly Base Rent under the Leases with respect to such Eligible Vehicles that have not been turned in to the Manufacturer for Auction or otherwise sold, as of such date of determination.

“Specified BBB-/Baa3 Manufacturer” means, as of any day, (i) Hyundai to the extent that Hyundai is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s, but Hyundai is not rated at least BBB by Standard & Poor’s and at least Baa2 by Moody’s; (ii) Kia to the extent that Kia is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s, but Kia is not rated at least BBB by Standard & Poor’s and at least Baa2 by Moody’s; (iii) Suzuki to the extent that Suzuki is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s, but Suzuki is not rated at least BBB by Standard & Poor’s and at least

Baa2 by Moody’s or (iv) Volkswagen to the extent that Volkswagen is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s, but Volkswagen is not rated at least BBB by Standard & Poor’s and at least Baa2 by Moody’s; provided that upon the downgrade of any such Manufacturer by a Rating Agency to a rating that would require inclusion of such Manufacturer in this definition, for purposes of this definition and each instance in which this definition is used in this Series Supplement, such Manufacturer shall be deemed to be rated “BBB” and/or “Baa2”, as applicable, by the Rating Agency which downgraded such Manufacturer for a period of 30 days following the date of such downgrade.

“Specified BBB-/Baa3 Vehicle Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Specified BBB-/Baa3 Amount as of such date and the denominator of which is the Aggregate Asset Amount as of such date.

“Specified BBB-/Baa3 Vehicle Percentage Excess” means, as of any date of determination, the excess, if any, of the Specified BBB-/Baa3 Vehicle Percentage as of such date over 10%.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Supermajority Noteholders” means, with respect to the Series 2005-2 Notes, subject to Section 8.9 of this Series Supplement, Series 2005-2 Noteholders holding 66 2/3% or more of the Series 2005-2 Invested Amount (excluding any Series 2005-2 Notes held by ARG or any Affiliate of ARG).

“Surety Bond” means the Note Guaranty Insurance Policy No. AB0875BE, dated April 1, 2005, issued by the Surety Provider.

“Surety Default” means (i) any failure by the Surety Provider to pay a demand for payment in accordance with the requirements of the Surety Bond and such failure shall not have been cured or (ii) the occurrence of an Event of Bankruptcy with respect to the Surety Provider.

“Surety Provider” means Ambac Assurance Corporation, a Wisconsin stock insurance company.

“Surety Provider Fee” has the meaning set forth in the Insurance Agreement.

“Surety Provider Reimbursement Amounts” means, as of any date of determination, (i) an amount equal to the aggregate of any amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement in respect of unreimbursed draws under the Surety Bond, including interest thereon determined in accordance with the Insurance Agreement and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Surety Provider pursuant to the Insurance Agreement (other than the Surety Provider Fee).

“Suzuki” means American Suzuki Motor Corporation, a California corporation, and its successors.

“Telerate Page 3750” means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

“Temporary Global Class A-1 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Temporary Global Class A-2 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Temporary Global Class A-3 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Temporary Global Class A-4 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Temporary Global Class A-5 Note” has the meaning specified in Section 6.2 of this Series Supplement.

“Temporary Global Notes” has the meaning specified in Section 6.2 of this Series Supplement.

“Termination Date Disbursement” means an amount drawn under a Series 2005-2 Letter of Credit pursuant to a Certificate of Termination Date Demand.

“Termination Disbursement” means an amount drawn under a Series 2005-2 Letter of Credit pursuant to a Certificate of Termination Demand.

“Unpaid Demand Note Disbursement” means an amount drawn under a Series 2005-2 Letter of Credit pursuant to a Certificate of Unpaid Demand Note Demand.

“Unpaid Fee Amounts” has the meaning specified in Section 2.7(f) of this Series Supplement.

“Vanguard” means Vanguard Car Rental USA Inc., a Delaware corporation.

“Volkswagen” means Volkswagen of America, Inc., a New Jersey corporation, and its successors.

ARTICLE II

SERIES 2005-2 ALLOCATIONS

With respect to the Series 2005-2 Notes only, the following shall apply:

Section 2.1             Establishment and Administration of Series 2005-2 Collection Account, Series 2005-2 Accrued Interest Account and Series 2005-2 Excess Collection Account.

(a)   Allocation of Collections.  All Collections allocable to the Series 2005-2 Notes pursuant to Section 2.2 of this Series Supplement shall be allocated to and deposited in the Collection Account.

(b)   Creation of Accounts.  The Trustee will establish as a segregated trust account, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, the Series 2005-2 Excess Collection Account (such account, the “Series 2005-2 Excess Collection Account”).  The Trustee will also create or establish as segregated trust accounts, in each case for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, the Series 2005-2 Collection Account (such account, the “Series 2005-2 Collection Account”) and the Series 2005-2 Accrued Interest Account (such account, the “Series 2005-2 Accrued Interest Account”).

(c)   Establishment of the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account.  The Series 2005-2 Excess Collection Account, the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account shall be established and maintained by the Trustee as segregated trust accounts in the name of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, each account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.  Each such account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in such account; provided, that, if such account is maintained with a Qualified Institution and at any time such institution fails to satisfy the definition of Qualified Institution, then the Trustee shall, within 10 Business Days of such failure, establish a new segregated trust account with the corporate trust department of a depository institution or trust company that is a Qualified Institution having corporate trust powers and acting as trustee for funds deposited in such account.  If a new Series 2005-2 Collection Account, Series 2005-2 Accrued Interest Account or Series 2005-2 Excess Collection Account is established, the Trustee shall transfer all cash and investments from the previously existing non-qualifying account into the newly established account.  Initially, each of the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account will be established as a segregated trust account with The Bank of New York.

(d)   Administration of the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2005-2 Excess Collection Account, the Series 2005-2 Collection Account and/or the Series 2005-2 Accrued Interest Account, as the case may be, to invest funds on deposit in each such account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day immediately prior to the Distribution Date for any class of Series 2005-2 Notes next following the date on which such funds were received, unless any Permitted Investment held in any such account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date.  All such Permitted Investments in respect of each such account will be credited to such account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account.  ARG shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments.  In the absence of written investment instructions hereunder, funds on deposit in any of the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account shall remain uninvested.

(e)   Earnings from the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in each of the Series 2005-2 Collection Account, the Series 2005-2 Accrued Interest Account and the Series 2005-2 Excess Collection Account shall be deemed to be on deposit therein and available for distribution.

(f)    Series 2005-2 Excess Collection Account Constitutes Additional Collateral for Series 2005-2 Notes.  In order to secure and provide for the repayment and payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2005-2 Excess Collection Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2005-2 Excess Collection Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Excess Collection Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Excess Collection Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Excess Collection Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-2 Excess Collection Account Collateral”).  The Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2 Excess Collection Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-2 Excess Collection Account.  The Series 2005-2 Excess Collection Account Collateral shall be under the sole dominion and control of the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.

(g)   Series 2005-2 Collection Account and Series 2005-2 Accrued Interest Account Constitute Additional Collateral for Series 2005-2 Notes.  In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account, from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account, or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Collection Account and the Series 2005-2 Accrued Interest Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-2 Additional Account Collateral”).  The Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2

Collection Account and the Series 2005-2 Accrued Interest Account and in all proceeds thereof and shall be the only person authorized to originate entitlement orders in respect of each such account.  The Series 2005-2 Additional Account Collateral shall be under the sole dominion and control of the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.

Section 2.2             Allocations with Respect to the Series 2005-2 Notes.

On the Series 2005-2 Closing Date, the net proceeds from the issuance of the Series 2005-2 Notes will be deposited into the Series 2005-2 Collection Account.  On each Business Day on which Collections are deposited into the Collection Account (each such date, a “Series 2005-2 Deposit Date”), the Servicer will direct the Trustee in writing to allocate all amounts deposited into the Collection Account in accordance with the provisions of this Section 2.2.

(a)   Allocations of Collections During the Series 2005-2 Revolving Period.  During the Series 2005-2 Revolving Period, the Servicer will direct the Trustee in writing to allocate, prior to 12:00 noon (New York City time) on each Series 2005-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i)            allocate to and deposit in the Series 2005-2 Collection Account an amount equal to the sum of (A) the Series 2005-2 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day and (B) any amounts received by the Trustee on such day in respect of each Series 2005-2 Interest Rate Hedge.  All such amounts allocated to the Series 2005-2 Collection Account shall be further allocated to the Series 2005-2 Accrued Interest Account; and

(ii)           allocate to and deposit in the Series 2005-2 Excess Collection Account (A) an amount equal to the Series 2005-2 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day and (B) on the Series 2005-2 Closing Date, the net proceeds from the issuance of the Series 2005-2 Notes (for any such day, the “Series 2005-2 Principal Allocation”).

(b)   Allocations of Collections During the Series 2005-2 Controlled Amortization Period.  During each Series 2005-2 Controlled Amortization Period, the Servicer will direct the Trustee in writing to allocate, prior to 12:00 noon (New York City time) on each Series 2005-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i)            allocate to and deposit in the Series 2005-2 Collection Account an amount determined as set forth in Section 2.2(a)(i) above for such day, which amount shall be further allocated to and deposited in the Series 2005-2 Accrued Interest Account; and

(ii)           (A) during the Class A-1/A-2 Controlled Amortization Period, allocate to and deposit in the Series 2005-2 Collection Account an amount equal to the Series 2005-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Class A-1 Notes and the Class A-2 Notes up to an amount equal to the Class A-1/A-2 Controlled Distribution Amount for the current Related Month; provided, however, that if the Monthly Total Principal Allocation for the current Related Month exceeds the Class A-

1/A-2 Controlled Distribution Amount for such Related Month, then such excess will be allocated to and deposited in the Series 2005-2 Excess Collection Account, (B) during the Class A-3 Controlled Amortization Period, allocate to and deposit in the Series 2005-2 Collection Account an amount equal to the Series 2005-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Class A-3 Notes up to an amount equal to the Class A-3 Controlled Distribution Amount for the current Related Month; provided, however, that if the Monthly Total Principal Allocation for the current Related Month exceeds the Class A-3 Controlled Distribution Amount for such Related Month, then such excess will be allocated to and deposited in the Series 2005-2 Excess Collection Account and (C) during the Class A-4/A-5 Controlled Amortization Period, allocate to and deposit in the Series 2005-2 Collection Account an amount equal to the Series 2005-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Class A-4 Notes and the Class A-5 Notes up to an amount equal to the Class A-4/A-5 Controlled Distribution Amount for the current Related Month; provided, however, that if the Monthly Total Principal Allocation for the current Related Month exceeds the Class A-4/A-5 Controlled Distribution Amount for such Related Month, then such excess will be allocated to and deposited in the Series 2005-2 Excess Collection Account.

(c)   Allocations of Collections During the Series 2005-2 Rapid Amortization Period.  During the Series 2005-2 Rapid Amortization Period, the Servicer will direct the Trustee in writing to allocate, prior to 12:00 noon (New York City time) on any Series 2005-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i)            allocate to and deposit in the Series 2005-2 Collection Account an amount determined as set forth in Section 2.2(a)(i) above for such day, which amount shall be further allocated to the Series 2005-2 Accrued Interest Account; and

(ii)           allocate to and deposit in the Series 2005-2 Collection Account an amount equal to the Series 2005-2 Principal Allocation for such day, which amount shall be ratably allocated among each outstanding Class of Series 2005-2 Notes based on the Class Invested Amount of each Class of Series 2005-2 Notes on such Series 2005-2 Deposit Date, and used to make principal payments in respect of each Class of Series 2005-2 Notes in accordance with Section 2.5 of this Series Supplement until the Series 2005-2 Invested Amount has been paid in full, and then shall be used to pay all Surety Provider Fees and Surety Provider Reimbursement Amounts until such amounts are paid in full, and then, for so long as no payment default by the related Series 2005-2 Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge has occurred and is continuing, shall be used to pay any amounts (including but not limited to any termination payments) then due and owing to each Series 2005-2 Interest Rate

Hedge Provider (and not then available to be paid from Interest Collections), provided that if on the Determination Date immediately preceding a Distribution Date (A) the Servicer determines that the amount anticipated to be available to pay the Series 2005-2 Periodic Interest with respect to any class of Series 2005-2 Notes and the Series 2005-2 Interest Rate Hedge Premium, if any, payable on such Distribution Date from Interest Collections allocable to the Series 2005-2 Notes pursuant to Section 2.2(c)(i) above, any amounts payable in respect of each Series 2005-2 Interest Rate Hedge on such Distribution Date and any other amounts available under Section 2.3 (excluding Section 2.3(g) thereof) of this Series Supplement will be insufficient to pay such Series 2005-2 Periodic Interest and such Series 2005-2 Interest Rate Hedge Premium, if any, and (B) the Series 2005-2 Overcollateralization Amount as of such Determination Date is greater than zero, then the Servicer shall direct the Trustee in writing to reallocate a portion of the Principal Collections originally allocated to the Series 2005-2 Notes during the Related Month with respect to such Distribution Date in an amount equal to the lesser of such insufficiency and the Series 2005-2 Overcollateralization Amount as of such Determination Date and deposit such amount into the Series 2005-2 Accrued Interest Account to be treated as Interest Collections on such Distribution Date.

(d)   Past Due Rental Payments.  Notwithstanding the foregoing, if, after the occurrence of a Series 2005-2 Lease Payment Deficit, a Lessee and/or Vanguard Holdings, as guarantor under the Leases, makes a payment of any amount payable by a Lessee under the Leases on or prior to the fifth Business Day after the occurrence of such Series 2005-2 Lease Payment Deficit (a “Past Due Rent Payment”), the Servicer shall direct the Trustee in writing to deposit into the Series 2005-2 Collection Account an amount equal to the Series 2005-2 Invested Percentage, as of the date of the occurrence of such Series 2005-2 Lease Payment Deficit, of the Collections attributable to such Past Due Rent Payment (the “Series 2005-2 Past Due Rent Payment”) and the Servicer shall instruct the Trustee in writing to withdraw from the Series 2005-2 Collection Account and apply the Series 2005-2 Past Due Rent Payment in the following order:

(i)            if the occurrence of such Series 2005-2 Lease Payment Deficit resulted in a demand for payment being made under the Surety Bond, pay to the Surety Provider an amount equal to the lesser of (x) the unreimbursed amount of the payment made by the Surety Provider under the Surety Bond in respect of such demand and (y) the amount of the Series 2005-2 Past Due Rent Payment;

(ii)           if the occurrence of such Series 2005-2 Lease Payment Deficit resulted in a withdrawal being made from the Series 2005-2 Reserve Account, deposit in the Series 2005-2 Reserve Account an amount equal to the lesser of (x) the amount of the Series 2005-2 Past Due Rent Payment remaining after any payment pursuant to clause (i) above and (y) the excess, if any, of the Series 2005-2 Required Reserve Account Amount over the Series 2005-2 Available Reserve Account Amount on such day;

(iii)          if the occurrence of such Series 2005-2 Lease Payment Deficit resulted in one or more draws on a Series 2005-2 Letter of Credit, pay to each Series 2005-2 Letter of Credit Provider who made a Lease Deficit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2005-2 Letter of Credit Provider’s Lease Deficit Disbursement and (y) such Series 2005-2 Letter of Credit Provider’s pro rata share, calculated on the basis of the unreimbursed amount of each such Series 2005-2 Letter of Credit Provider’s Lease Deficit Disbursement, of the amount of the Series 2005-2 Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above;

(iv)          if the occurrence of such Series 2005-2 Lease Payment Deficit resulted in a withdrawal being made from the Series 2005-2 Cash Collateral Account, deposit in the Series 2005-2 Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2005-2 Past Due Rent Payment remaining after any payments pursuant to clauses (i) through (iii) above and (y) the amount withdrawn from the Series 2005-2 Cash Collateral Account on account of such Series 2005-2 Lease Payment Deficit;

(v)           allocate to and deposit in the Series 2005-2 Accrued Interest Account the amount, if any, by which the Series 2005-2 Lease Interest Payment Deficit, if any, relating to such Series 2005-2 Past Due Rent Payment exceeds the Series 2005-2 Past Due Rent Payment applied pursuant to clauses (i) through (iv) above; and

(vi)          allocate to and deposit in the Series 2005-2 Excess Collection Account and treat as Principal Collections the remaining amount of the Series 2005-2 Past Due Rent Payment.

(e)   Amounts Allocated from Other Series.  Amounts allocated from all other Series of Notes pursuant to the applicable Series Supplement to the payment of the principal of the Series 2005-2 Notes shall be allocated to and deposited in the Series 2005-2 Excess Collection Account and applied in accordance with Section 2.2(f) of this Series Supplement.

(f)    Series 2005-2 Excess Collection Account.  Amounts allocated to the Series 2005-2 Excess Collection Account on any Series 2005-2 Deposit Date will be (i) first, transferred to the Series 2005-2 Reserve Account in an amount up to the excess, if any, of the Series 2005-2 Required Reserve Account Amount for such date over the Series 2005-2 Available Reserve Account Amount for such date, only to the extent that no Series 2005-2 Enhancement Deficiency or other Amortization Event with respect to the Series 2005-2 Notes would result therefrom, (ii) second, used to pay the principal amount of other Series of Group I Notes that are then required to be paid or, at the option of ARG, to pay the principal amount of other Series of Group I Notes that may be paid under the Indenture, in each case, only to the extent that no Series 2005-2 Enhancement Deficiency or other Amortization Event with respect to the Series 2005-2 Notes would result therefrom, (iii) third, for so long as no payment default by the related Series 2005-2 Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge has occurred and is continuing, used to pay any amounts (including but not limited to any termination payments) then due and owing to each Series 2005-2 Interest Rate Hedge Provider (and not then available to be paid from Interest Collections), (iv) fourth, for so long as no payment default by the Series 2005-2 Initial Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge has occurred and is continuing, and without duplication of any amounts paid under clause (f)(iii) above, transferred to the Series 2005-2 Interest Rate Hedge Collateral Account in an amount up to the excess, if any, of the Series 2005-2 Required Interest Rate Hedge Collateral Account Amount for such date over the Series 2005-2 Available Interest Rate Hedge Collateral Account Amount for such date, only to the extent that no Series 2005-2 Enhancement Deficiency or other Amortization Event with respect to the Series 2005-2 Notes would result therefrom, and (v) fifth, any remaining funds may be released to ARG and used to fund increases in the principal amounts of the Leasing Company Notes to the extent the Leasing Companies have requested increases thereof or for any other purpose, only to the extent that no Series 2005-2 Enhancement Deficiency or other Amortization Event with respect to the Series 2005-2 Notes would result therefrom.  Notwithstanding the foregoing, upon the occurrence of an Amortization Event with respect to the Series 2005-2 Notes, all funds allocated to the Series 2005-2 Excess Collection Account will be allocated as Principal Collections by the Trustee and deposited to the Series 2005-2 Collection Account and applied in accordance with Section 2.2(c)(ii) of this Series Supplement.

(g)   Series 2005-2 Lease Principal Payment Deficit.  On or before 10:00 a.m. (New York City time) on each Distribution Date, the Servicer shall notify the Trustee of the amount of any Series 2005-2 Lease Payment Deficit, such notification to be in the form of Exhibit E to this Series Supplement (each such notification, a “Lease Payment Deficit Notice”).  If the Servicer determines on any Distribution Date on which the Principal Deficit Amount is greater than zero that there exists a Series 2005-2 Lease Principal Payment Deficit, the Servicer shall instruct the Trustee in writing to draw on the Series 2005-2 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on such Distribution Date, the Trustee shall, by 12:00 noon (New York City time) on such Distribution Date draw an amount equal to the least of (i) such Series 2005-2 Lease Principal Payment Deficit, (ii) the Series 2005-2 Letter of Credit Liquidity Amount, (iii) the Principal Deficit Amount and (iv) the excess, if any, of the Series 2005-2 Liquidity Amount over the Series 2005-2 Required Liquidity Amount on the Series 2005-2 Letters of Credit by presenting to each Series 2005-2 Letter of Credit Provider a draft accompanied by a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursements to be deposited in the Series 2005-2 Distribution Account on such Distribution Date; provided, however, that if the Series 2005-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2005-2 Cash Collateral Account and deposit in the Series 2005-2 Distribution Account an amount equal to the lesser of (x) the Series 2005-2 Cash Collateral Percentage on such Distribution Date of the least of the amounts described in clauses (i) through (iv) above and (y) the Series 2005-2 Available Cash Collateral Account Amount on such Distribution Date and draw an amount equal to the remainder of such amount on the Series 2005-2 Letters of Credit.

Section 2.3             Distribution Dates.

(a)   Determination Dates.  On each Determination Date, as provided in Section 2.3(b) below, the Servicer shall instruct the Trustee in writing to withdraw, and on the next succeeding Distribution Date the Trustee, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Series 2005-2 Accrued Interest Account pursuant to Sections 2.3(b) below in respect of all funds available from Interest Collections processed since the preceding Distribution Date and allocated to the Series 2005-2 Noteholders and all amounts received by the Trustee in respect of each Series 2005-2 Interest Rate Hedge.

(b)   Note Interest with respect to the Series 2005-2 Notes, Payments on each Series 2005-2 Interest Rate Hedge and the Surety Provider Fee.  On each Determination Date, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount to be withdrawn from the Series 2005-2 Accrued Interest Account and deposited to the Series 2005-2 Distribution Account for payment pursuant to Section 2.4 of this Series Supplement to the extent funds are anticipated to be available from Interest Collections allocable to the Series 2005-2 Notes and processed during the period from but not including the most recent Distribution Date through and including the next succeeding Distribution Date and all amounts received under each Series 2005-2 Interest Rate Hedge during such period, in respect of (w) first, an amount equal to the Series 2005-2 Periodic Interest for the Series 2005-2 Interest Period ending on the day preceding such Distribution Date, (x) second, an amount equal to the Series 2005-2 Interest Rate Hedge Premium for the next succeeding Distribution Date, (y) third, an amount equal to the amount of any unpaid Series 2005-2 Deficiency Amounts as of the preceding Distribution Date (together with any accrued interest on such Series 2005-2 Deficiency Amounts) and (z) fourth, an amount equal to the sum of the (i) Surety Provider Fee for such Series 2005-2 Interest Period plus (ii) any Surety Provider Reimbursement Amounts then due and owing to the Surety Provider under the Insurance Agreement.  On the following Distribution Date, the Trustee shall withdraw the amounts available from Interest Collections described in the first sentence of this Section 2.3(b), together with the amounts received under each Series 2005-2 Interest Rate Hedge described therein, from the Series 2005-2 Accrued Interest Account and shall deposit such amounts into the Series 2005-2 Distribution Account.

(c)   Reserved.

(d)   Withdrawals from the Series 2005-2 Reserve Account.  If the Servicer determines on any Distribution Date that the amounts available from the Series 2005-2 Accrued Interest Account, including amounts available under each Series 2005-2 Interest Rate Hedge, are insufficient to pay the sum of the amounts described in clauses (w), (x),

(y) and (z) of Section 2.3(b) above on such Distribution Date, the Servicer shall instruct the Trustee in writing to withdraw from the Series 2005-2 Reserve Account and deposit in the Series 2005-2 Distribution Account on such Distribution Date an amount equal to the lesser of the Series 2005-2 Available Reserve Account Amount and such insufficiency; provided, however, that after the occurrence and during the continuance of a Surety Default, no amounts in respect of the Surety Provider Fee shall be withdrawn from the Series 2005-2 Reserve Account.  The Trustee shall withdraw such amount from the Series 2005-2 Reserve Account and deposit such amount in the Series 2005-2 Distribution Account.

(e)   Draws on the Series 2005-2 Letters of Credit to Pay Interest and Costs.  If the Servicer determines on any Distribution Date that the sum of the amounts available from the Series 2005-2 Accrued Interest Account, the amounts available under each Series 2005-2 Interest Rate Hedge plus the amount, if any, to be withdrawn from the Series 2005-2 Reserve Account pursuant to Section 2.3(d) above is insufficient to pay the sum of the amounts described in clauses (w), (x), (y) and (z) of Section 2.3(b) above on such Distribution Date and there exists a Series 2005-2 Lease Interest Payment Deficit on such Distribution Date, the Servicer shall instruct the Trustee in writing to draw on the Series 2005-2 Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on such Distribution Date, the Trustee shall, by 12:00 noon (New York City time) on such Distribution Date draw an amount equal to the least of (i) such insufficiency, (ii) the Series 2005-2 Lease Interest Payment Deficit on such Distribution Date and (iii) the Series 2005-2 Letter of Credit Liquidity Amount on the Series 2005-2 Letters of Credit by presenting to each Series 2005-2 Letter of Credit Provider a draft accompanied by a Certificate of Lease Deficit Demand and shall cause the Lease Deficit Disbursement to be deposited in the Series 2005-2 Distribution Account on such Distribution Date; provided, however that if the Series 2005-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2005-2 Cash Collateral Account and deposit in the Series 2005-2 Distribution Account an amount equal to the lesser of (x) the Series 2005-2 Cash Collateral Percentage on such Distribution Date of the least of clauses (i), (ii) and (iii) above and (y) the Series 2005-2 Available Cash Collateral Account Amount on such Distribution Date, and draw an amount equal to the remainder of such amount on the Series 2005-2 Letters of Credit.

(f)    Reserved.

(g)   Surety Bond.  (i) If the Servicer determines on the second Business Day prior to any Distribution Date that the Series 2005-2 Liquidity Amount on such date of determination together with any amounts then on deposit in the Series 2005-2 Accrued Interest Account and any amounts expected to be paid to ARG on such Distribution Date under each Series 2005-2 Interest Rate Hedge, if any, is insufficient to pay the amounts set forth under clause (a) and clause (b) (i) of each of the Class A-1 Adjusted Periodic Interest, the Class A-2 Adjusted Periodic Interest, the Class A-3 Adjusted Periodic Interest, the Class A-4 Adjusted Periodic Interest and the Class A-5 Adjusted Periodic Interest definitions which is due on such upcoming Distribution Date, the Servicer shall certify such insufficiency to the Trustee and shall instruct the Trustee in writing to certify such insufficiency to the Surety Provider and, upon receipt of such certification by the Trustee on or prior to 11:00 a.m. (New York City time) on the second Business Day preceding such Distribution Date, the Trustee shall, by 12:00 noon (New York City time) on the second Business Day preceding such Distribution Date certify such insufficiency to the Surety Provider.

(ii)                   If the Servicer determines on any Distribution Date that the sum of the amounts available from the Series 2005-2 Accrued Interest Account plus the amount available under each Series 2005-2 Interest Rate Hedge plus the amount, if any, to be withdrawn from the Series 2005-2 Reserve Account pursuant to Section 2.3(d) above plus the amount, if any, to be drawn under the Series 2005-2 Letters of Credit (and/or withdrawn from the Series 2005-2 Cash Collateral Account) pursuant to Section 2.3(e) above is insufficient to pay the amounts set forth under clause (a) and clause (b) (i) of each of the Class A-1 Adjusted Periodic Interest, the Class A-2 Adjusted Periodic Interest, the Class A-3 Adjusted Periodic Interest, the Class A-4 Adjusted Periodic Interest and the Class A-5 Adjusted Periodic Interest definitions for such Distribution Date, the Servicer shall instruct the Trustee in writing to make a demand on the Surety Bond and, upon receipt of such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on such Distribution Date, the Trustee shall, by 12:00 noon (New York City time) on such Distribution Date, make a demand on the Surety Bond in an amount equal to such insufficiency in accordance with the terms thereof and shall cause the proceeds thereof to be deposited in the Series 2005-2 Distribution Account.

(iii)                          If the amounts described in this Section 2.3(g) are insufficient to pay the Series 2005-2 Adjusted Periodic Interest for any Distribution Date, payments of interest to the Series 2005-2 Noteholders will be reduced on a pro rata basis by the amount of such deficiency.  The aggregate amount, if any, of such deficiency on any Distribution Date shall be referred to as the “Series 2005-2 Deficiency Amount”.  Interest shall accrue on the portion of the Series 2005-2 Deficiency Amount allocable to the Class A-1 Notes at the Class A-1 Note Rate for each Interest Period therefor, on the portion of the Series 2005-2 Deficiency allocable to the Class A-2 Notes at the Class A-2 Note Rate for each Interest Period therefor, on the portion of the Series 2005-2 Deficiency allocable to the Class A-3 Notes at the Class A-3 Note Rate for each Interest Period therefor, on the portion of the Series 2005-2 Deficiency allocable to the Class A-4 Notes at the Class A-4 Note Rate for each Interest Period therefor and on the portion of the Series 2005-2 Deficiency allocable to the Class A-5 Notes at the Class A-5 Note Rate for each Interest Period therefor.  If the Series 2005-2 Deficiency Amount (together with interest thereon) is not paid in full within five (5) Business Days, an Amortization Event with respect to the Series 2005-2 Notes shall occur in accordance with clause (a) of Article III of this Series Supplement.

(h)   Balance.  On each Distribution Date, the Servicer shall instruct the Trustee and the Paying Agent in writing to pay the balance in the Series 2005-2 Accrued Interest Account (after making the payments required in Section 2.3(b) above), if any, of amounts received by the Trustee in respect of each Series 2005-2 Interest Rate Hedge and the Interest Collections allocated to the Series 2005-2 Noteholders since the most recent Distribution Date as follows:  (i) first, to the Trustee, in an amount equal to the Series 2005-2 Percentage as of the immediately preceding Distribution Date of the Trustee’s fees for the Interest Period ending on such Distribution Date, (ii) second, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, in an amount equal to the Series 2005-2 Percentage as of the immediately preceding Distribution Date of such Carrying Charges (other than Carrying Charges provided for above) for such Interest Period, and (iii) third, the balance, if any, shall be withdrawn from the Series 2005-2 Accrued Interest Account by the Trustee and (A) during the Series 2005-2 Revolving Period, deposited into the Series 2005-2 Excess Collection Account, and (B) during the Series 2005-2 Controlled Amortization Period or the Series 2005-2 Rapid Amortization Period, deposited into the Series 2005-2 Collection Account and treated as Principal Collections.

Section 2.4             Payment of Note Interest, Surety Provider Fee, Surety Provider Reimbursement Amounts and Series 2005-2 Interest Rate Hedge Premium.

On each Distribution Date, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 2005-2 Noteholders from the Series 2005-2 Distribution Account the amount deposited in the Series 2005-2 Distribution Account for the payment of interest pursuant to Section 2.3 of this Series Supplement (including any unpaid Series 2005-2 Deficiency Amounts as of the preceding Distribution Date).  On each Distribution Date, the Servicer shall instruct the Trustee and the Paying Agent in writing to pay, and the Trustee or the Paying Agent shall pay, from the Series 2005-2 Distribution Account (after the payment of interest to Series 2005-2 Noteholders pursuant to this Section 2.4) (i) first, to each Series 2005-2 Interest Rate Hedge Provider, the Series 2005-2 Interest Rate Hedge Premium, if any, for such Distribution Date and (ii) second, to the Surety Provider, an amount equal to the sum of (x) the Surety Provider Fee for the related Interest Period and, without duplication, (y) any Surety Provider Reimbursement Amounts then due and owing to the Surety Provider under the Insurance Agreement.

Section 2.5             Payment of Note Principal.

(a)   Monthly Payments During Controlled Amortization Period or Rapid Amortization Period.  Commencing on the second Determination Date during the Class A-1/A-2 Controlled Amortization Period, the Class A-3 Controlled Amortization Period or the Class A-4/A-5 Controlled Amortization Period, as the case may be, or the first Determination Date after the commencement of the Series 2005-2 Rapid Amortization Period and on each Determination Date thereafter, the Servicer shall instruct the Trustee and the Paying Agent in writing as to the amount allocated to the Series 2005-2 Notes of such Class during the Related Month pursuant to Section 2.2(b)(ii) or (c)(ii), as the case may be, of this Series Supplement and, as applicable, allocated pursuant to the last sentence of Section 2.2(f) of this Series Supplement.  On the Distribution Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 2005-2 Notes of such Class during the Related Month pursuant to Section 2.2(b)(ii) or (c)(ii), as the case may be, of this Series Supplement from the Series 2005-2 Collection Account and, as applicable, withdraw the amount allocated pursuant to the last sentence of  Section 2.2(f) of this Series Supplement from the Series 2005-2 Excess Collection Account and deposit such amounts, including any amounts reallocated to the Series 2005-2 Notes from other Series of Group I Notes pursuant to Section 5.2(c) of the Base Indenture, in the Series 2005-2 Distribution Account, to be paid to the holders of the Series 2005-2 Notes of such Class.

(b)   Final Distribution Date with Respect to Series 2005-2 Notes.  If the amount to be deposited in the Series 2005-2 Distribution Account in accordance with Section 2.5(a) of this Series Supplement with respect to the Class A-1/A-2 Final Distribution Date, the Class A-3 Final Distribution Date or the Class A-4/A-5 Final Distribution Date, as the case may be, is less than the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount, the Class A-4 Outstanding Principal Amount or the Class A-5 Outstanding Principal Amount, as the case may be, on such Final Distribution Date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Final Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Series 2005-2 Reserve Account an amount equal to the lesser of the Series 2005-2 Available Reserve Account Amount and the aggregate amount of such insufficiency with respect to such Final Distribution Date and deposit such amount in the Series 2005-2 Distribution Account on or prior to such Final Distribution Date.  The Trustee shall withdraw such amount from the Series 2005-2 Reserve Account and deposit such amount in the Series 2005-2 Distribution Account on or prior to such Final Distribution Date.  If the Series 2005-2 Available Reserve Account Amount is less than such insufficiency and there are any Series 2005-2 Letters of Credit on such date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Final Distribution Date, the Servicer shall instruct the Trustee in writing to make a demand (the notice of any such demand, a “Demand Notice”) on Vanguard for payment under the Series 2005-2 Demand Note in an amount equal to the lesser of (i) such remaining insufficiency and (ii) the Series 2005-2 Letter of Credit Amount.  The Trustee shall, prior to 12:00 noon (New York City time) on the second day preceding such Final Distribution Date, deliver such Demand Notice to Vanguard; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Vanguard.  The Trustee shall cause the proceeds of any demand on the Series 2005-2 Demand Note to be deposited into the Series 2005-2 Distribution Account.  In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day immediately preceding such Final Distribution Date, Vanguard shall have failed to pay to the Trustee or deposit into the Series 2005-2 Distribution Account the amount specified in a Demand Notice transmitted by the Trustee to Vanguard pursuant to this Section 2.5(b) in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard, the Trustee shall not have delivered such Demand Notice to Vanguard on the second Business Day preceding such Final Distribution Date, the Trustee shall draw on the Series 2005-2 Letters of Credit, by 12:00 noon (New York City time) on such Business Day an amount equal to the lesser of (a) the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or, the amount that the Trustee failed to demand for payment thereunder) and (b) the Series 2005-2 Letter of Credit Amount on such Business Day, by presenting to each Series 2005-2 Letter of Credit Provider a draft accompanied by a Certificate of Unpaid Demand Note Demand; provided, however that if the Series 2005-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2005-2 Cash Collateral Account and deposit in the Series 2005-2 Distribution Account an amount equal to the lesser of (x) the Series 2005-2 Cash Collateral Percentage on such Business Day of the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or, the amount that the Trustee failed to demand for payment thereunder) and (y) the Series 2005-2 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or, the amount that the Trustee failed to demand for payment thereunder) on the Series 2005-2 Letters of Credit.  The Trustee shall deposit into, or cause the deposit of the proceeds of any draw on the Series 2005-2 Letters of Credit and the proceeds of any withdrawal from the Series 2005-2 Cash Collateral Account to be deposited in, the Series 2005-2 Distribution Account.  If, after giving effect to the deposit into the Series 2005-2 Distribution Account of the amount to be deposited in accordance with Section 2.5(a) of this Series Supplement and the amounts described in the preceding three sentences, the amount to be deposited in the Series 2005-2 Distribution Account with respect to the Final Distribution Date with respect to the Series 2005-2 Notes of any class is or will be less than the Class A-1 Outstanding Principal Amount, the Class A-2 Outstanding Principal Amount, the Class A-3 Outstanding Principal Amount, the Class A-4 Outstanding Principal Amount or the Class A-5 Outstanding Principal Amount, as the case may be, the Trustee shall make a demand on the Surety Bond by 12:00 p.m. (New York City time) on the second Business Day preceding such Final Distribution Date in an amount equal to such insufficiency in accordance with the terms thereof and shall cause the proceeds thereof to be deposited in the Series 2005-2 Distribution Account.  The Trustee shall apply the proceeds of a draw on the Surety Bond pursuant to this Section 2.5(b) to the mandatory redemption of the Series 2005-2 Notes on the Final Distribution Date therefor and not for any other purpose.  If for any reason such proceeds of a draw on the Surety Bond are not used to make such redemption and remain with the Trustee, the Trustee shall promptly return any such proceeds of a draw on the Surety Bond that remain with the Trustee to the Surety Provider.  The entire principal amount of all Outstanding Class A-1 Notes shall be due and payable on the Class A-1/A-2 Final Distribution Date.  The entire principal amount of all Outstanding Class A-2 Notes shall be due and payable on the Class A-1/A-2 Final Distribution Date.  The entire principal amount of all Outstanding Class A-3 Notes shall be due and payable on the Class A-3 Final Distribution Date. The entire principal amount of all Outstanding Class A-4 Notes shall be due and payable on the Class A-4/A-5 Final Distribution Date.
The entire principal amount of all Outstanding Class A-5 Notes shall be due and payable on the Class A-4/A-5 Final Distribution Date.

(c)   Principal Deficit Amount.

(i)            If, on any Determination Date, the Servicer determines that the Principal Deficit Amount with respect to the next succeeding Distribution Date will be greater than zero, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Distribution Date, the Servicer shall instruct the Trustee in writing to withdraw from the Series 2005-2 Reserve Account and deposit in the Series 2005-2 Distribution Account on the following Distribution Date an amount equal to the lesser of (x) the Series 2005-2 Available Reserve Account Amount and (y) the Principal Deficit Amount.  The Trustee shall withdraw such amount from the Series 2005-2 Reserve Account and deposit such amount in the Series 2005-2 Distribution Account on or prior to such Distribution Date for allocation to each Class of Series 2005-2 Notes in accordance with Section 2.5(d) of this Series Supplement.  If the Series 2005-2 Available Reserve Account Amount is less than the Principal Deficit Amount and there are any Series 2005-2 Letters of Credit on such date, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Distribution Date, the Servicer shall instruct the Trustee in writing to deliver a Demand Notice to Vanguard demanding payment of an amount equal to the least of (A) the outstanding principal amount of the Series 2005-2 Demand Note, (B) the remaining Principal Deficit Amount (assuming the application of the amount to be removed from the Series 2005-2 Reserve Account and applied to reduce the Series 2005-2 Adjusted Invested Amount on the next Distribution Date) and (C) the Series 2005-2 Letter of Credit Liquidity Amount.  The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Distribution Date, deliver such Demand Notice to Vanguard; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Vanguard.  The Trustee shall cause the proceeds of such demand on the Series 2005-2 Demand Note to be deposited into the Series 2005-2 Distribution Account for allocation to each Class of the Series 2005-2 Notes in accordance with Section 2.5(d) of this Series Supplement.  In the event that either (x) on or prior to 10:00 a.m. (New York City time) on the Business Day prior to such Distribution Date, Vanguard shall have failed to pay to the Trustee or deposit in the Series 2005-2 Distribution Account the amount specified in such Demand Notice in whole or in part or (y) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Vanguard, the Trustee shall not have delivered such Demand Notice to Vanguard on the second Business Day preceding such Distribution Date, the Trustee shall draw on the Series 2005-2 Letters of Credit an amount equal to the lesser of (A) Series 2005-2 Letter of Credit Amount and (B) the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) by presenting to each Series 2005-2 Letter of Credit Provider a draft accompanied by a Certificate of Unpaid Demand Note Demand; provided, however, that if the Series 2005-2 Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2005-2 Cash Collateral Account and deposit in the Series 2005-2 Distribution Account an amount equal to the lesser of (x) the Series 2005-2 Cash Collateral Percentage on such Business Day of the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (y) the Series 2005-2 Available Cash Collateral Account Amount on such Business Day and draw an amount equal to the remainder of the amount that Vanguard failed to pay under the Series 2005-2 Demand Note (or, the amount that the Trustee failed to demand for payment thereunder) on the Series 2005-2 Letters of Credit.  The Trustee shall deposit into, or cause the deposit of the proceeds of any draw on the Series 2005-2 Letters of Credit and the proceeds of any withdrawal from the Series 2005-2 Cash Collateral Account to be deposited in, the Series 2005-2 Distribution Account for allocation to each Class of the Series 2005-2 Notes in accordance with Section 2.5(d) of this Series Supplement.

(ii)           If, after giving effect to the deposits into the Series 2005-2 Distribution Account of the amounts to be deposited in accordance with clause (i) above, a Principal Deficit Amount remains, the Trustee shall make a demand on the Surety Bond by 12:00 noon (New York City time) on the second Business Day preceding such Distribution Date in an amount equal to the Insured Principal Deficit Amount, if any, in accordance with the terms thereof and shall cause the proceeds thereof to be deposited in the Series 2005-2 Distribution Account for allocation to each Class of the Series 2005-2 Notes in accordance with Section 2.5(d) of this Series Supplement.

(d)   Principal Allocations.  On each Distribution Date occurring on or after the date a withdrawal is made from the Series 2005-2 Collection Account and, if applicable, the Series 2005-2 Excess Collection Account pursuant to Section 2.5(a) of this Series Supplement or amounts are deposited in the Series 2005-2 Distribution Account pursuant to Section 2.2(g), 2.5(b) or 2.5(c) of this Series Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, (x) pay to each Class A-1 Noteholder or Class A-2 Noteholder, as applicable, on a pro rata basis from the Series 2005-2 Distribution Account the amount deposited therein pursuant to Section 2.2(g), 2.5(a), 2.5(b) or 2.5(c) of this Series Supplement, to the extent necessary to pay the Class A-1/A-2 Controlled Amortization Amount during the Class A-1/A-2 Controlled Amortization Period or to the extent necessary to pay the Class A-1 Invested Amount and the Class A-2 Invested Amount during the Series 2005-2 Rapid Amortization Period or on the Class A-1/A-2 Final Distribution Date, (y) pay to each Class A-3 Noteholder from the Series 2005-2 Distribution Account the amount deposited therein pursuant to Section

2.2(g), 2.5(a), 2.5(b) or 2.5(c) of this Series Supplement, to the extent necessary to pay the Class A-3 Controlled Amortization Amount during the Class A-3 Controlled Amortization Period or to the extent necessary to pay the Class A-3 Invested Amount during the Series 2005-2 Rapid Amortization Period or on the Class A-3 Final Distribution Date and (z) pay to each Class A-4 Noteholder or Class A-5 Noteholder, as applicable, on a pro rata basis from the Series 2005-2 Distribution Account the amount deposited therein pursuant to Section 2.2(g), 2.5(a), 2.5(b) or 2.5(c) of this Series Supplement, to the extent necessary to pay the Class A-4/A-5 Controlled Amortization Amount during the Class A-4/A-5 Controlled Amortization Period or to the extent necessary to pay the Class A-4 Invested Amount and the Class A-5 Invested Amount during the Series 2005-2 Rapid Amortization Period or on the Class A-4/A-5 Final Distribution Date.

Section 2.6             Servicer’s Failure to Instruct the Trustee to Make a Deposit or Payment.

If the Servicer fails to give notice or instructions to make any payment required to be given by the Servicer, at the time specified in the Indenture or any other Related Document (including applicable grace periods), from the Series 2005-2 Collection Account, the Series 2005-2 Excess Collection Account, the Series 2005-2 Accrued Interest Account or the Series 2005-2 Distribution Account (collectively, the “Series 2005-2 Accounts”) or deposit into a Series 2005-2 Account from any other Series 2005-2 Account, then the Surety Provider (for so long as no Surety Default shall have occurred and be continuing) may provide those instructions to the Trustee for making such payment from or deposit into a Series 2005-2 Account.  If the Servicer and the Surety Provider each have failed to provide such instructions or a Surety Default has occurred and is continuing, then the Trustee, to the extent that it has all of the necessary information to make such payment or deposit, shall make such payment or deposit without such notice or instruction from the Servicer or the Surety Provider, provided that the Servicer, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.  When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee at or prior to a specified time, the Servicer shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.

Section 2.7             Series 2005-2 Reserve Account.

(a)   Establishment of Series 2005-2 Reserve Account.  ARG shall establish and maintain, or cause to be established and maintained, in the name of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, an account (the “Series 2005-2 Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.  The Series 2005-2 Reserve Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Reserve Account; provided that, if such account is maintained with a Qualified Institution and at any time such institution fails to satisfy the definition of Qualified Institution, then ARG shall, within 10 Business Days of such event, establish a new Series 2005-2 Reserve Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Reserve Account.  If a new Series 2005-2 Reserve Account is established, ARG shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2005-2 Reserve Account into the new Series 2005-2 Reserve Account.  Initially, the Series 2005-2 Reserve Account will be established with The Bank of New York.

(b)   Administration of the Series 2005-2 Reserve Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2005-2 Reserve Account to invest funds on deposit in the Series 2005-2 Reserve Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Distribution Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2005-2 Reserve Account is held with the Paying Agent, then such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date.  All such Permitted Investments will be credited to the Series 2005-2 Reserve Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2005-2 Reserve Account.  ARG shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2005-2 Reserve Account shall remain uninvested.

(c)   Earnings from Series 2005-2 Reserve Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2005-2 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(d)   Series 2005-2 Reserve Account Constitutes Additional Collateral for Series 2005-2 Notes.  In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2005-2 Reserve Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Reserve Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Reserve Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Reserve Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-2 Reserve Account Collateral”).  The Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2 Reserve Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-2 Reserve Account.  The Series 2005-2 Reserve Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.

(e)   Series 2005-2 Reserve Account Surplus.  In the event that the Series 2005-2 Reserve Account Surplus on any date is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw such excess amount from the Series 2005-2 Reserve Account and shall pay such excess amount to ARG.

(f)    Unpaid Fee Amounts.  If, on any Distribution Date after the occurrence and during the continuance of a Series 2005-2 ARG Liquidation Event, there are any unpaid fees and/or expenses due and owing to the Trustee hereunder (the “Trustee Unpaid Fee Amount”), and/or the Master Collateral Agent has demanded payment by the Trustee of unpaid fees and/or expenses due and owing to the Master Collateral Agent (the “MCA Unpaid Fee Amount”), and/or the Disposition Agent has demanded payment by the Trustee of unpaid fees and/or expenses due and owing to the Disposition Agent (the “Disposition Agent Unpaid Fee Amount”, and together with the Trustee Unpaid Fee Amount and the MCA Unpaid Fee Amount, the “Unpaid Fee Amounts”) (after giving effect to all payments in respect thereof required to be made on such Distribution Date pursuant to any of the Related Documents), the Trustee shall withdraw from the Series 2005-2 Reserve Account an amount equal to the least of (a) the excess of (x) 1.1% of the Series 2005-2 Required Aggregate Asset Amount, as of the date of the occurrence of such Series 2005-2 ARG Liquidation Event, over (y) the aggregate of the amounts previously withdrawn under this Section 2.7(f) of this Series Supplement in respect of fees due and owing to the Trustee, the Master Collateral Agent and the Disposition Agent, (b) the Series 2005-2 Percentage on such Distribution Date of the amount of such fees and/or expenses and (c) the Series 2005-2 Available Reserve Account Amount on such Distribution Date, and pay such amount ratably to the Trustee, the Master Collateral Agent and the Disposition Agent on the basis of the Trustee Unpaid Fee Amount, the MCA Unpaid Fee Amount and the Disposition Agent Unpaid Fee Amount as of such Distribution Date.

(g)   Termination of Series 2005-2 Reserve Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 2005-2 Noteholders and to the Surety Provider and payable from the Series 2005-2 Reserve Account as provided herein, shall withdraw from the Series 2005-2 Reserve Account all amounts on deposit therein for payment to ARG.

Section 2.8             Series 2005-2 Letters of Credit and Series 2005-2 Cash Collateral Account.

(a)   Series 2005-2 Letters of Credit and Series 2005-2 Cash Collateral Account Constitutes Additional Collateral for Series 2005-2 Notes.  In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):  (i) the Series 2005-2 Cash Collateral Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2005-2 Cash Collateral Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Cash Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Cash Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (ii) through (vi) are referred to, collectively, as the “Series 2005-2 Cash Collateral Account Collateral”).  The Trustee shall, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2 Cash Collateral Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-2 Cash Collateral Account.  The Series 2005-2 Cash Collateral Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.

(b)   Series 2005-2 Letter of Credit Expiration Date.  Prior to the date which is ten (10) days prior to the then scheduled Series 2005-2 Letter of Credit Expiration Date with respect to any Series 2005-2 Letter of Credit, the Servicer shall (i) determine whether, excluding the amount available to be drawn under such Series 2005-2 Letter of Credit but taking into account each substitute Series 2005-2 Letter of Credit which has been obtained from a Series 2005-2 Eligible Letter of Credit Provider and is in full force and effect on such date there would be any Series 2005-2 Enhancement Deficiency or any Series 2005-2 Liquidity Deficiency, (ii) notify the Trustee in writing no later than two Business Days prior to such Series 2005-2 Letter of Credit Expiration Date of such determination and (iii) direct the Trustee to draw on such expiring Series 2005-2 Letter of Credit in an amount equal to the lesser of (x) the greater of (1) the excess, if any, of the Series 2005-2 Required Enhancement Amount over the Series 2005-2 Enhancement Amount, excluding the available amount under such expiring Series 2005-2 Letter of Credit, on such date and (2) the excess, if any, of the Series 2005-2 Required Liquidity Amount over the Series 2005-2 Liquidity Amount, excluding the available amount under such expiring Series 2005-2 Letter of Credit, on such date and (y) the amount available to be drawn on such expiring Series 2005-2 Letter of Credit, on such date.  Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (x) and (y) above on such Series 2005-2 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2005-2 Cash Collateral Account.

If the Trustee does not receive the notice from the Servicer described in the first paragraph of this Section 2.8(b) on or prior to the date that is two Business Days prior to each Series 2005-2 Letter of Credit Expiration Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day draw the full amount of such Series 2005-2 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2005-2 Cash Collateral Account.

(c)   Series 2005-2 Letter of Credit Providers.  The Servicer shall notify the Trustee and the Surety Provider in writing within one Business Day of becoming aware that the long-term debt credit rating of any Series 2005-2 Letter of Credit Provider has fallen below “A+” as determined by Standard & Poor’s or “A1” as determined by Moody’s or that the short-term debt rating of any Series 2005-2 Letter of Credit Provider has fallen below P-1.  At such time the Servicer shall also notify the Trustee of (i) the greater of (A) the excess, if any, of the Series 2005-2 Required Enhancement Amount over the Series 2005-2 Enhancement Amount, excluding the available amount under the

Series 2005-2 Letter of Credit issued by such Series 2005-2 Letter of Credit Provider, on such date and (B) the excess, if any, of the Series 2005-2 Required Liquidity Amount over the Series 2005-2 Liquidity Amount, excluding the available amount under such Series 2005-2 Letter of Credit, on such date, and (ii) the amount available to be drawn on such Series 2005-2 Letter of Credit on such date.  Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw on such Series 2005-2 Letter of Credit in an amount equal to the lesser of the amount in clause (i) or clause (ii) of the immediately preceding sentence on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall cause the Termination Disbursement to be deposited in the Series 2005-2 Cash Collateral Account.

(d)   Termination Date Demands on the Series 2005-2 Letters of Credit.  Prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Series 2005-2 Letter of Credit Termination Date, the Servicer shall determine the Series 2005-2 Demand Note Payment Amount, if any, as of the Series 2005-2 Letter of Credit Termination Date and, if the Series 2005-2 Demand Note Payment Amount is greater than zero, instruct the Trustee in writing to draw on the Series 2005-2 Letters of Credit.  Upon receipt of any such notice by the Trustee on or prior to 11:00 a.m. (New York City time) on a Business Day, the Trustee shall, by 12:00 noon (New York City time) on such Business Day draw an amount equal to the lesser of (i) the Series 2005-2 Demand Note Payment Amount and (ii) the Series 2005-2 Letter of Credit Liquidity Amount on the Series 2005-2 Letters of Credit by presenting to each Series 2005-2 Letter of Credit Provider a draft accompanied by a Certificate of Termination Date Demand and shall cause the Termination Date Disbursement to be deposited in the Series 2005-2 Cash Collateral Account; provided, however that if the Series 2005-2 Cash Collateral Account has been established and funded, the Trustee shall draw an amount equal to the product of 100% minus the Series 2005-2 Cash Collateral Percentage on such Business Day on the Series 2005-2 Letters of Credit.

(e)   Draws on the Series 2005-2 Letters of Credit.  If there is more than one Series 2005-2 Letter of Credit on the date of any draw on the Series 2005-2 Letters of Credit pursuant to the terms of this Series Supplement, the Servicer shall instruct the Trustee, in writing, to draw on each Series 2005-2 Letter of Credit in an amount equal to the Pro Rata Share of the Series 2005-2 Letter of Credit Provider issuing such Series 2005-2 Letter of Credit of the amount of such draw on the Series 2005-2 Letters of Credit.

(f)    Establishment of Series 2005-2 Cash Collateral Account.  On or prior to the date of any drawing under a Series 2005-2 Letter of Credit pursuant to Section 2.8(b), (c), (d) or (e) above, ARG shall establish and maintain, or cause to be established and maintained, in the name of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider,

an account (the “Series 2005-2 Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.  The Series 2005-2 Cash Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Cash Collateral Account; provided that, if such account is maintained with a Qualified Institution and at any time such institution fails to satisfy the definition of Qualified Institution, then ARG shall, within 10 Business Days of such event, establish a new Series 2005-2 Cash Collateral Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Cash Collateral Account.  If a new Series 2005-2 Cash Collateral Account is established, ARG shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2005-2 Cash Collateral Account into the new Series 2005-2 Cash Collateral Account.

(g)   Administration of the Series 2005-2 Cash Collateral Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2005-2 Cash Collateral Account to invest funds on deposit in the Series 2005-2 Cash Collateral Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Distribution Date with respect to the Series 2005-2 Notes of any class following the date on which such funds were received, unless any Permitted Investment held in the Series 2005-2 Cash Collateral Account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date.  All such Permitted Investments will be credited to the Series 2005-2 Cash Collateral Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2005-2 Cash Collateral Account ARG shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such Permitted Investments.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2005-2 Cash Collateral Account shall remain uninvested.

(h)   Earnings from Series 2005-2 Cash Collateral Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the

Series 2005-2 Cash Collateral Account shall be deemed to be on deposit therein and available for distribution.

(i)    Series 2005-2 Cash Collateral Account Surplus.  In the event that the Series 2005-2 Cash Collateral Account Surplus on any Distribution Date (or, after the Series 2005-2 Letter of Credit Termination Date, on any date) is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Series 2005-2 Cash Collateral Account an amount equal to the Series 2005-2 Cash Collateral Account Surplus and shall pay such amount:  first, pro rata to the Series 2005-2 Letter of Credit Providers, for application in accordance with the provisions of the related Series 2005-2 Reimbursement Agreement, and, second, to ARG any remaining amount.

(j)    Post-Series 2005-2 Letter of Credit Termination Date Withdrawals from the Series 2005-2 Cash Collateral Account.  If the Surety Provider notifies the Trustee in writing that the Surety Provider shall have paid a Preference Amount (as defined in the Surety Bond) under the Surety Bond, subject to the satisfaction of the conditions set forth in the next succeeding sentence, the Trustee shall withdraw from the Series 2005-2 Cash Collateral Account and pay to the Surety Provider an amount equal to the lesser of (i) the Series 2005-2 Available Cash Collateral Account Amount on such date and (ii) such Preference Amount.  Prior to any withdrawal from the Series 2005-2 Cash Collateral Account pursuant to this Section 2.8(j), the Trustee shall have received a certified copy of the order requiring the return of such Preference Amount.

(k)   Termination of Series 2005-2 Cash Collateral Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 2005-2 Noteholders and to the Surety Provider and payable from the Series 2005-2 Cash Collateral Account as provided herein, shall withdraw from the Series 2005-2 Cash Collateral Account all amounts on deposit therein (to the extent not withdrawn pursuant to Section 2.8(i) above) and shall pay such amounts:   first, pro rata to the Series 2005-2 Letter of Credit Providers, for application in accordance with the provisions of the related Series 2005-2 Reimbursement Agreement, and second, to ARG any remaining amount.

Section 2.9             Series 2005-2 Distribution Account.

(a)   Establishment of Series 2005-2 Distribution Account.  The Trustee shall establish and maintain, or cause to be established and maintained, in the name of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, an account (the “Series 2005-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.  The Series 2005-2 Distribution Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Distribution Account; provided that, if such account is maintained with a Qualified Institution and at any time such institution fails to satisfy the definition of Qualified Institution, then ARG shall, within 10 Business Days of such event, establish a new Series 2005-2 Distribution Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Distribution Account.  If a new Series 2005-2 Distribution Account is established, ARG shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2005-2 Distribution Account into the new Series 2005-2 Distribution Account.  Initially, the Series 2005-2 Distribution Account will be established with The Bank of New York.

(b)   Administration of the Series 2005-2 Distribution Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2005-2 Distribution Account to invest funds on deposit in the Series 2005-2 Distribution Account from time to time in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the first Distribution Date with respect to the Series 2005-2 Notes of any class following the date on which such funds were received, unless any Permitted Investment held in the Series 2005-2 Distribution Account is held with the Paying Agent, in which case such investment may mature on such Distribution Date so long as such funds shall be available for withdrawal on or prior to such Distribution Date.  All such Permitted Investments will be credited to the Series 2005-2 Distribution Account and any such Permitted Investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the Permitted Investments credited to the Series 2005-2 Distribution Account.  ARG shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of purchase price of such Permitted Investments.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2005-2 Distribution Account shall remain uninvested.

(c)   Earnings from Series 2005-2 Distribution Account.  On each Distribution Date, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2005-2 Distribution Account shall be distributed to ARG.

(d)   Series 2005-2 Distribution Account Constitutes Additional Collateral for Series 2005-2 Notes.  In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired):   (i) the Series 2005-2 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit in the Series 2005-2 Distribution Account from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-2 Distribution Account Collateral”).  The Trustee shall, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2 Distribution Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-2 Distribution Account.  The Series 2005-2 Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider.

Section 2.10           Series 2005-2 Demand Note and each Series 2005-2 Interest Rate Hedge Constitutes Additional Collateral for Series 2005-2 Notes.

In order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Noteholders,  each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2005-2 Demand Note; (ii) all certificates and instruments, if any, representing or evidencing the Series 2005-2 Demand Note; (iii) each Series 2005-2 Interest Rate Hedge or any replacement thereof; and (iv) all proceeds of any and all of the foregoing, including, without limitation, cash.  On the Series 2005-2 Closing Date, ARG shall deliver to the Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider, the Series 2005-2 Demand Note, endorsed in blank, and an executed copy of each Series 2005-2 Interest Rate Hedge.  The Trustee, for the benefit of the Series 2005-2 Noteholders, each Series 2005-2 Interest Rate Hedge Provider and the Surety Provider (but solely in accordance with the provisions of this Series Supplement), shall be the only Person authorized to make a demand for payment on the Series 2005-2 Demand Note.

Section 2.11           Series 2005-2 Interest Rate Hedges.

(a)   On the Series 2005-2 Closing Date, ARG shall acquire each Series 2005-2 Interest Rate Hedge from a Qualified Interest Rate Hedge Provider.

(b)   If, at any time, a Series 2005-2 Interest Rate Hedge Provider is not a Qualified Interest Rate Hedge Provider, then ARG will cause the Series 2005-2 Interest Rate Hedge Provider within 30 days following such occurrence and at the Series 2005-2 Interest Rate Hedge Provider’s expense, to do one of the following (the choice of such action to be determined by the Series 2005-2 Interest Rate Hedge Provider) (i) obtain a replacement interest rate hedge on the same terms as such Series 2005-2 Interest Rate Hedge (or with such modifications as are acceptable to the Surety Provider and the Rating Agencies) from a Qualified Interest Rate Hedge Provider, in the form of Exhibit H of this Series Supplement, and simultaneously with such replacement ARG shall terminate the Series 2005-2 Interest Rate Hedge being replaced, (ii) obtain a guaranty from, or contingent agreement of, (in each case, in form and substance acceptable to the Surety Provider) another person who qualifies as a Qualified Interest Rate Hedge Provider to honor such Series 2005-2 Interest Rate Hedge Provider’s obligations under its Series 2005-2 Interest Rate Hedge in accordance with its terms and written confirmation from Standard & Poor’s and Moody’s that the substantive terms of the guaranty agreement are sufficient to maintain or restore the immediately prior Shadow Rating, (iii) post and maintain collateral, upon terms acceptable to the Surety Provider, as required in Exhibit H, or in such other manner and amount, upon terms acceptable to the Surety Provider, that the Rating Agencies have confirmed in writing is sufficient to maintain or restore the immediately prior Shadow Rating and such collateral is held by the Trustee in a segregated account, or (iv) enter into any arrangement satisfactory to Standard & Poor’s, Moody’s and the Surety Provider, which is sufficient to maintain or restore the immediately prior Shadow Rating; provided that no termination of the Series 2005-2 Interest Rate Hedge shall occur until ARG has entered into a replacement Series 2005-2 Interest Rate Hedge with a Qualified Interest Rate Hedge Provider or entered into an arrangement satisfactory to Standard & Poor’s, Moody’s and the Surety Provider, which is sufficient to maintain or restore the immediately prior Shadow Rating.  If ARG is unable to cause such Series 2005-2 Interest Rate Hedge Provider to take any of the actions described in clauses (i), (ii), (iii) or (iv) of the preceding sentence after making commercial reasonable efforts, ARG will obtain a replacement Series 2005-2 Interest Rate Hedge at the expense of the replaced Series 2005-2 Interest Rate Hedge Provider or, if the replaced Series 2005-2 Interest Rate Hedge Provider fails to make such payment, at the expense of ARG (in which event, such amount will be considered Carrying Charges and paid solely from Interest Collections available pursuant to Section 2.3(h) of this Series Supplement).  ARG must cause each Series 2005-2 Interest Rate Hedge to provide that if the Series 2005-2 Interest Rate Hedge Provider is required to take any of the actions described in clauses (i), (ii), or (iv) above and such action is not taken within 30 days, then the Series 2005-2 Interest Rate Hedge Provider must, until a replacement Series 2005-2 Interest Rate Hedge is executed and in effect, collateralize its obligations as required under clause (iii) above.  Each Series 2005-2 Noteholder by its acceptance of a Series 2005-2 Note hereby acknowledges and agrees, and directs the Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by a Series 2005-2 Interest Rate Hedge Provider pursuant to clause (iii) above (A) is collateral solely for the obligations of such Series 2005-2 Interest Rate Hedge Provider under its Series 2005-2 Interest Rate Hedge, (B) does not constitute collateral for the Series 2005-2 Notes (provided that in order to secure and provide for the payment of the ARG Obligations with respect to the Series 2005-2 Notes, ARG has pledged each Series 2005-2 Interest Rate Hedge and its security interest in any collateral posted in connection therewith as collateral for the Series 2005-2 Notes), and (C) will in no event be available to satisfy any obligations of the Issuer hereunder or otherwise unless and until such Series 2005-2 Interest Rate Hedge Provider defaults in its obligations under its Series 2005-2 Interest Rate Hedge and such collateral is applied in accordance with the terms of Exhibit H of this Series Supplement to satisfy such defaulted obligations of such Series 2005-2 Interest Rate Hedge Provider.

(c)   If the long-term senior unsecured debt rating of a Series 2005-2 Interest Rate Hedge Provider is withdrawn or falls to “Baa1” by Moody’s or “BBB+” by Standard & Poor’s, then the Surety Provider may terminate such Series 2005-2 Interest Rate Hedge Provider’s Series 2005-2 Interest Rate Hedge, provided, however, that such Series 2005-2 Interest Rate Hedge shall not be terminated until either: (i) ARG or such Series 2005-2 Interest Rate Hedge Provider, at the direction of the Surety Provider and in each case at the expense of such Series 2005-2 Interest Rate Hedge Provider, has obtained a replacement Series 2005-2 Interest Rate Hedge on the same terms as the Series 2005-2 Interest Rate Hedge being terminated (or with such modifications as are acceptable to the Surety Provider) from a Qualified Interest Rate Hedge Provider or (ii) such Series 2005-2 Interest Rate Hedge Provider at its expense has entered into an arrangement satisfactory to Standard & Poor’s, Moody’s and the Surety Provider.

(d)   Reserved.

(e)   ARG shall require all Series 2005-2 Interest Rate Hedge Proceeds to be paid, and the Trustee shall allocate all Series 2005-2 Interest Rate Hedge Proceeds, to the Series 2005-2 Accrued Interest Account or the Series 2005-2 Collection Account.

(f)    ARG shall maintain a Class A-2 Interest Rate Hedge until the Class A-2 Notes are paid in full.  ARG shall maintain a Class A-3 Interest Rate Hedge until the Class A-3 Notes are paid in full.  ARG shall maintain a Class A-5 Interest Rate Hedge until the Class A-5 Notes are paid in full.

Section 2.12           Series 2005-2 Interest Rate Hedge Collateral Account.

(a)   Establishment of Series 2005-2 Interest Rate Hedge Collateral Account.  ARG shall establish and maintain, or cause to be established and maintained, in the name of the Trustee for the benefit of the Series 2005-2 Initial Interest Rate Hedge Provider, an account (the “Series 2005-2 Interest Rate Hedge Collateral Account”),

bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-2 Initial Interest Rate Hedge Provider.  The Series 2005-2 Interest Rate Hedge Collateral Account shall be maintained (i) with a Qualified Institution or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Interest Rate Hedge Collateral Account; provided, that, if such account is maintained with a Qualified Institution and at any time such institution fails to satisfy the definition of Qualified Institution, then ARG shall, within 10 Business Days of such event, establish a new Series 2005-2 Interest Rate Hedge Collateral Account with a new Qualified Institution or a new segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2005-2 Interest Rate Hedge Collateral Account.  If a new Series 2005-2 Interest Rate Hedge Collateral Account is established, ARG shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 2005-2 Interest Rate Hedge Collateral Account into the new Series 2005-2 Interest Rate Hedge Collateral Account.  Initially, the Series 2005-2 Interest Rate Hedge Collateral Account will be established with The Bank of New York.

(b)   Administration of the Series 2005-2 Interest Rate Hedge Collateral Account.  ARG may instruct (by standing instructions or otherwise) the institution maintaining the Series 2005-2 Interest Rate Hedge Collateral Account to invest funds on deposit in the Series 2005-2 Interest Rate Hedge Collateral Account from time to time in Permitted Investments or, subject to receipt of the prior written consent of the Series 2005-2 Initial Interest Rate Hedge Provider (by standing instructions or otherwise), any other investments.  All such investments will be credited to the Series 2005-2 Interest Rate Hedge Collateral Account and any such investments that constitute (i) Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) or Uncertificated Securities (and not United States Security Entitlements) shall be delivered to the Trustee in accordance with the definition of “Delivery” and shall be held by the Trustee pending maturity or disposition and (ii) United States Security Entitlements or Security Entitlements shall be Controlled by the Trustee pending maturity or disposition.  The Trustee shall, at the expense of ARG, take such action as is requested of it to maintain the Trustee’s security interest in the investments credited to the Series 2005-2 Interest Rate Hedge Collateral Account.  ARG shall not direct the Trustee to dispose of (or permit the disposal of) any investments prior to the maturity thereof to the extent such disposal would result in a loss of the purchase price of such investments, unless the Series 2005-2 Initial Interest Rate Hedge Provider consents to such disposal.  In the absence of written investment instructions hereunder, funds on deposit in the Series 2005-2 Interest Rate Hedge Collateral Account shall remain uninvested.

(c)   Earnings from Series 2005-2 Interest Rate Hedge Collateral Account.  All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2005-2 Interest Rate Hedge Collateral Account shall be deemed to be on deposit therein and available for distribution.

(d)   Series 2005-2 Interest Rate Hedge Collateral Account Constitutes Additional Collateral for Series 2005-2 Interest Rate Hedge Provider.  In order to secure and provide for the payment of any termination payments under the Series 2005-2 Initial Interest Rate Hedge Provider Hedges, ARG hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2005-2 Initial Interest Rate Hedge Provider, all of ARG’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2005-2 Interest Rate Hedge Collateral Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-2 Interest Rate Hedge Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2005-2 Interest Rate Hedge Collateral Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-2 Interest Rate Hedge Collateral Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-2 Interest Rate Hedge Collateral Account Collateral”).  The Trustee, for the benefit of the Series 2005-2 Initial Interest Rate Hedge Provider, shall possess all right, title and interest in all funds on deposit from time to time in the Series 2005-2 Interest Rate Hedge Collateral Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-2 Interest Rate Hedge Collateral Account.  The Series 2005-2 Interest Rate Hedge Collateral Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 2005-2 Initial Interest Rate Hedge Provider.  The Trustee hereby agrees that any right of setoff, banker’s lien or other security interest it may have in the Series 2005-2 Interest Rate Hedge Collateral Account or the Collateral therein shall be subordinate to the security interest of the Series 2005-2 Initial Interest Rate Hedge Provider.

(e)   Withdrawals from the Series 2005-2 Interest Rate Hedge Collateral Account.  If the Servicer determines, or if the Servicer fails to so determine, so long as no payment default by the Series 2005-2 Initial Interest Rate Hedge Provider under any of the Series 2005-2 Initial Interest Rate Hedge Provider Hedges has occurred and is continuing, the Series 2005-2 Initial Interest Rate Hedge Provider may determine, on any Distribution Date that (i) the amount available under this Series Supplement for the payment of all termination amounts due and owing from ARG on such Distribution Date under the Series 2005-2 Initial Interest Rate Hedge Provider’s Series 2005-2 Interest Rate Hedge is insufficient to pay such termination amounts, or (ii) the amount available under the Series Supplement relating to any other Series 2005-2 Initial Interest Rate Hedge Provider Hedge for the payment of any termination amount due and owing from ARG on such Distribution Date under the Series 2005-2 Initial Interest Rate Hedge Provider Hedge is insufficient to pay such termination amount, then in each case the Servicer shall instruct, or if the Servicer fails to so instruct, so long as no payment default by the Series 2005-2 Initial Interest Rate Hedge Provider under any of the Series 2005-2 Initial Interest Rate Hedge Provider Hedges has occurred and is continuing, the Series 2005-2 Initial Interest Rate Hedge Provider may instruct, the Trustee in writing to withdraw from the Series 2005-2 Interest Rate Hedge Collateral Account and pay by wire transfer to the Series 2005-2 Initial Interest Rate Hedge Provider on such Distribution Date an amount equal to the lesser of the Series 2005-2 Available Interest Rate Hedge Collateral Account Amount and the aggregate of such insufficiency.

(f)    Series 2005-2 Interest Rate Hedge Collateral Account Surplus.  In the event that the Series 2005-2 Interest Rate Hedge Collateral Account Surplus on any date is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw such excess amount from the Series 2005-2 Interest Rate Hedge Collateral Account and shall pay such excess amount to ARG.

Termination of Series 2005-2 Interest Rate Hedge Collateral Account.  Upon the termination of this Series Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 2005-2 Initial Interest Rate Hedge Provider and payable from the Series 2005-2 Interest Rate Hedge Collateral Account as provided herein, shall withdraw from the Series 2005-2 Interest Rate Hedge Collateral Account all amounts on deposit therein for payment to ARG.

ARTICLE III

AMORTIZATION EVENTS

In addition to the Amortization Events set forth in Section 9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 2005-2 Notes (the “Series 2005-2 Amortization Events”) and shall constitute the Amortization Events set forth in Section 9.1(d) of the Base Indenture with respect to the Series 2005-2 Notes:

(a)   ARG defaults in the payment of any interest on, or other amount payable in respect of, the Series 2005-2 Notes when the same becomes due and payable and such default continues for a period of five (5) Business Days;

(b)   ARG defaults in the payment of any principal of the Series 2005-2 Notes when the same becomes due and payable and such default continues for a period of one (1) Business Day;

(c)   a Series 2005-2 Enhancement Deficiency shall occur and continue for at least two (2) Business Days;

(d)   a Series 2005-2 Liquidity Deficiency shall occur and continue for at least two (2) Business Days;

(e)   the Series 2005-2 Overcollateralization Amount shall be less than the Series 2005-2 Required Overcollateralization Amount for at least two (2) Business Days;

(f)    an Aggregate Asset Amount Deficiency shall occur and continue for at least two (2) Business Days;

(g)   the Series 2005-2 Reserve Account, the Series 2005-2 Collection Account or the Series 2005-2 Excess Collection Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Permitted Liens) for at least two Business Days and either a Series 2005-2 Enhancement Deficiency or a Series 2005-2 Liquidity Deficiency would result from excluding the amount on deposit in any such account that is subject to an injunction, estoppel or other stay or a Lien (other than Permitted Liens) from the Series 2005-2 Enhancement Amount or the Series 2005-2 Liquidity Amount, to the extent applicable;

(h)   from and after the funding of  the Series 2005-2 Cash Collateral Account, such Series 2005-2 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Permitted Liens) for at least two Business Days and either a Series 2005-2 Enhancement Deficiency or a Series 2005-2 Liquidity Deficiency would result from excluding the amount on deposit in the Series 2005-2 Cash Collateral Account from the Series 2005-2 Enhancement Amount or the Series 2005-2 Liquidity Amount;

(i)    the Trustee shall make a demand for payment under the Surety Bond;

(j)    the occurrence of an Event of Bankruptcy with respect to the Surety Provider;

(k)   the Surety Provider fails to honor a demand for payment in accordance with the requirements of the Surety Bond;

(l)    all principal of and interest on the Class A-1 Notes is not paid in full on or before the Class A-1/A-2 Expected Final Distribution Date, all principal of and interest on the Class A-2 Notes is not paid in full on or before the Class A-1/A-2 Expected Final Distribution Date, all principal of and interest on the Class A-3 Notes is not paid in full on or before the Class A-3 Expected Final Distribution Date, all principal of and interest on the Class A-4 Notes is not paid in full on or before the Class A-4/A-5 Expected Final Distribution Date or all principal of and interest on the Class A-5 Notes is not paid in full on or before the Class A-4/A-5 Expected Final Distribution Date;

(m)  ARG fails to comply with any of its other agreements or covenants in, or provisions of, the Series 2005-2 Notes or the Indenture (other than its covenants set forth in Section 2.11(a), (b), (c) and (e) of this Series Supplement) and the failure to so comply materially and adversely affects the interests of the Series 2005-2 Noteholders and continues to materially and adversely affect the interests of the Series 2005-2 Noteholders for a period of forty-five (45) days after the earlier of (i) the date on which

ARG obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to ARG by the Trustee or to ARG and the Trustee by the Required Noteholders;

(n)   any representation made by ARG in the Indenture or any Related Document is false and such false representation materially and adversely affects the interests of the Series 2005-2 Noteholders and such false representation is not cured for a period of forty-five (45) days after the earlier of (i) the date on which ARG obtains knowledge thereof or (ii) the date that written notice thereof is given to ARG by the Trustee or to ARG and the Trustee by the Required Noteholders;

(o)   a Leasing Company Amortization Event shall have occurred and be continuing with respect to all of the Leasing Company Notes;

(p)   any of the Related Documents (other than any Related Document relating solely to another Series of Notes) or any material portion thereof shall not be in full force and effect, enforceable in accordance with its terms (other than (i) any such  Related Document that has been terminated in accordance with its terms or (ii) any Manufacturer Program that is not in full force and effect or that is unenforceable in accordance with its terms to the extent that no Series 2005-2 Enhancement Deficiency results from redesignating each Series 2005-2 Program Vehicle subject to such Manufacturer Program as a Series 2005-2 Non-Program Vehicle) or ARG shall so assert in writing;

(q)   any Series 2005-2 Letter of Credit shall not be in full force and effect for at least two (2) Business Days and either (x) a Series 2005-2 Enhancement Deficiency would result from excluding such Series 2005-2 Letter of Credit from the Series 2005-2 Enhancement Amount or (y) a Series 2005-2  Liquidity Deficiency would result from excluding such Series 2005-2 Letter of Credit from the Series 2005-2 Liquidity Amount, to the extent applicable;

(r)    ARG agrees or consents to any assignment, modification or amendment of the Escrow Agreement without the consent of the Surety Provider (for so long as no Surety Default shall have occurred and be continuing); or

(s)   ARG agrees or consents to any amendment or assignment of or waiver under the Master Exchange Agreement without the consent of the Surety Provider (for so long as no Surety Default shall have occurred and be continuing).

In the case of

(i) any event described in clauses (a) through (l), (o), and (q) above, an Amortization Event with respect to the Series 2005-2 Notes shall immediately occur without any notice or other action on the part of the Trustee or any Series 2005-2 Noteholder; or

(ii) any event described in clauses (m), (n), (p), (r) or (s) above, either the Trustee or Series 2005-2 Noteholders holding more than 50% of the Series 2005-2

Invested Amount may, by written notice to ARG, declare that an Amortization Event with respect to the Series 2005-2 Notes has occurred as of the date of the notice.  Amortization Events with respect to the Series 2005-2 Notes described in clauses (a) through (l), (o), and (q) above will be subject to waiver by 100% of the Series 2005-2 Noteholders.  An Amortization Event with respect to the Series 2005-2 Notes described in clauses (m), (n), (p), (r) or (s) above shall be subject to waiver in accordance with Section 9.4 of the Base Indenture.

ARTICLE IV

[RESERVED]

ARTICLE V

[RESERVED]

ARTICLE VI

FORM OF SERIES 2005-2 NOTES

Section 6.1             Restricted Global Series 2005-2 Notes.

The Series 2005-2 Notes to be issued in the United States will be issued in book-entry form and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a “Restricted Global Class A-1 Note”, a “Restricted Global Class A-2 Note”, a “Restricted Global Class A-3 Note”, a “Restricted Global Class A-4 Note” or a “Restricted Global Class A-5 Note”, and, collectively, the “Restricted Global  Notes”), substantially in the form set forth in Exhibit A-1-1, Exhibit A-1-2, Exhibit A-1-3, Exhibit A-1-4 and Exhibit A-1-5, respectively, hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold only in the United States (1) initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and (2) thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act and shall be deposited on behalf of the purchasers of the Series 2005-2 Notes represented thereby, with a custodian for DTC, and registered in the name of Cede as DTC’s nominee, duly executed by ARG and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Interests in a Restricted Global  Note will be exchangeable for definitive Series 2005-2 Notes in accordance with the provisions of the Base Indenture (as modified by this Series Supplement).

Section 6.2             Temporary Global Series 2005-2 Notes; Permanent Global Series 2005-2 Notes.

The Series 2005-2 Notes to be issued outside the United States will be issued and sold in offshore transactions (as defined in Regulation S under the Securities Act) to investors that are not U.S. Persons in reliance on Regulation S under the Securities Act, as provided in the applicable purchase agreement, and shall initially be issued in the form of one or more temporary notes in registered form without interest coupons (each, a “Temporary Global Class A-1 Note”, a “Temporary Global Class A-2 Note”, a “Temporary Global Class A-3 Note”, a “Temporary Global Class A-4 Note”  or a “Temporary Global Class A-5 Note” and, collectively, the “Temporary Global Notes”), substantially in the form set forth in Exhibit A-2-1, Exhibit A-2-2, Exhibit A-2-3, Exhibit A-2-4 and Exhibit A-2-5 hereto, which shall be deposited on behalf of the purchasers of the Series 2005-2 Notes represented thereby with a custodian for, and registered in the name of a nominee of DTC, for the accounts of Euroclear Bank, S.A./N.V., as operator of Euroclear and for Clearstream, Luxembourg, duly executed by ARG and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.  Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons (each, a “Permanent Global Class A-1 Note”, a “Permanent Global Class A-2 Note”, a “Permanent Global Class A-3 Note”, a “Permanent Global Class A-4 Note” or a “Permanent Global Class A-5 Note” and, collectively, the “Permanent Global Notes”), substantially in the form of Exhibit A-3-1, Exhibit A-3-2, Exhibit A-3-3, Exhibit A-3-4 and Exhibit A-3-5 hereto, in accordance with the provisions of such Temporary Global Note and the Base Indenture (as modified by this Series Supplement).  Interests in a Permanent Global Note will be exchangeable for definitive Series 2005-2 Notes in accordance with the provisions of such Permanent Global Note and the Base Indenture (as modified by this Series Supplement).

ARTICLE VII

TERMINATION OF SERIES SUPPLEMENT

Section 7.1             Termination of Series Supplement.

(a)   This Series Supplement shall cease to be of further effect when all Outstanding Series 2005-2 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Series 2005-2 Notes which have been replaced or paid) to the Trustee for cancellation, ARG has paid all sums due and payable hereunder, the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts due under the Insurance Agreement, each Series 2005-2 Initial Interest Rate Hedge Provider Hedge has been terminated and, for so long as no payment default by the Series 2005-2 Initial Interest Rate Hedge Provider under its related Series 2005-2 Interest Rate Hedge has occurred and is continuing, the Series 2005-2 Initial Interest Rate Hedge Provider has been paid all amounts owing to it under each of its Series 2005-2 Initial Interest Rate Hedge Provider Hedges and, if the Series 2005-2 Demand Note Payment on the Series 2005-2 Letter of Credit Termination Date was greater than zero, all amounts have been withdrawn from the Series 2005-2 Cash Collateral Account in accordance with Section 2.8(i) of this Series Supplement.

(b)   In addition, ARG may terminate all of its obligations under this Series Supplement if:

(i)            ARG irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and ARG under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations (together with rights under any applicable and available hedging arrangements in respect of principal of and interest on the Series 2005-2 Notes) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay, when due, principal and interest on the Series 2005-2 Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder (taking into account any applicable and available hedging arrangements in respect of principal of or interest on the Series 2005-2 Notes); provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations and hedging arrangements to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations and hedging arrangements to the payment of said principal and interest with respect to the Series 2005-2 Notes;

(ii)           ARG delivers to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Series Supplement have been complied with, and an Opinion of Counsel to the same effect;

(iii)          ARG delivers to the Trustee an Officer’s Certificate stating that no Potential Amortization Event or Amortization Event, in either case, shall have occurred and be continuing with respect to the Series 2005-2 Notes on the date of such deposit;

(iv)          ARG delivers to the Trustee an Opinion of Counsel to the effect that the termination of ARG’s obligations under this Series Supplement in accordance with the provisions of this Article VII shall not result in the recognition of gain by the Series 2005-2 Noteholders at the time of such termination; and

(v)           the Series 2005-2 Rating Agency Confirmation and Consent Condition is satisfied.

Then, this Series Supplement shall cease to be of further effect.

(c)   After such irrevocable deposit made pursuant to Section 7.1(b) of this Series Supplement and satisfaction of the other conditions set forth herein, the Trustee promptly upon request shall acknowledge in writing the discharge of ARG’s obligations under this Series Supplement.

In order to have money available on a payment date to pay principal or interest on the Series 2005-2 Notes, the U.S. Government Obligations (and any amounts due under any applicable hedging arrangements) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money.  U.S. Government Obligations shall not be callable at the issuer’s option.

Section 7.2             Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and ARG shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 7.1 of this Series Supplement.  The Trustee shall apply the deposited money and the money from U.S. Government Obligations (and any amounts received under any applicable hedging arrangements) in accordance with the Indenture to the payment of principal of and interest on the Series 2005-2 Notes.

The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Series Supplement.

ARTICLE VIII

GENERAL

Section 8.1             Optional Repurchase of Series 2005-2 Notes.  The Series 2005-2 Notes shall be subject to repurchase by ARG at its option in accordance with Section 6.2 of the Base Indenture, in whole but not in part, on any Distribution Date on which the Series 2005-2 Invested Amount is less than or equal to 10% of the Series 2005-2 Initial Invested Amount (the “Series 2005-2 Repurchase Amount”); provided, however, that, as a condition precedent to any repurchase, on or prior to the Distribution Date on which any Series 2005-2 Note is repurchased by ARG pursuant to this Section 8.1, ARG shall (x) pay the Surety Provider all Surety Provider Fees and all other Surety Provider Reimbursement Amounts due and unpaid as of such Distribution Date and (y) pay each Series 2005-2 Interest Rate Hedge Provider all amounts, including any termination payments, due to it under the related Series 2005-2 Interest Rate Hedge; and provided further that such repurchase will not cause a draw under the Surety Bond.  The repurchase price for any Series 2005-2 Note shall equal the aggregate outstanding principal balance of such Series 2005-2 Note (determined after giving effect to any payments of principal and interest on such Distribution Date), plus accrued and unpaid interest on such outstanding principal balance.

Section 8.2             Information.

(a)   On or before each Determination Date, ARG shall furnish, or cause to be furnished, to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2005-2 Notes, substantially in the form of Exhibit G, setting forth, inter alia, the following information:

(i)            the Series 2005-2 Invested Percentage with respect to Interest Collections and with respect to Principal Collections for the period from and including the second Determination Date preceding such Distribution Date to but excluding the Determination Date immediately preceding such Distribution Date;

(ii)           the Series 2005-2 Enhancement Amount and the Series 2005-2 Liquidity Amount, in each case, as of the close of business on the Determination Date immediately preceding such Distribution Date;

(iii)          whether, to the knowledge of the Servicer, any Lien exists on any of the Series 2005-2 Collateral (other than Permitted Liens);

(iv)          whether any Leasing Company Amortization Event or Lease Event of Default has occurred;

(v)           whether any Amortization Event or Potential Amortization Event with respect to the Series 2005-2 Notes has occurred;

(vi)          the Aggregate Asset Amount and the amount of the Aggregate Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month;

(vii)         the Series 2005-2 Non-Program Vehicle Amount, the Series 2005-2 Non-Program Vehicle Percentage, the GM Vehicle Amount, the Specified BBB-/Baa3 Amount, the Specified BBB-/Baa3 Vehicle Percentage Excess and the GM Freeze Vehicle Percentage as of the last day of the Related Month;

(viii)        the Fair Market Value Average and Measurement Month Average as of the Determination Date immediately preceding such Distribution Date (including a calculation of the components thereof);

(ix)           the Series 2005-2 Required Enhancement Incremental Amount, if any, as of the last day of the Related Month;

(x)            the Series 2005-2 Required Liquidity Amount as of the as of the last day of the Related Month and whether the Series 2005-2 Liquidity Amount is less than the Series 2005-2 Required Liquidity Amount as of the last day of the Related Month;

(xi)           the Series 2005-2 Required Enhancement Amount and whether a Series 2005-2 Enhancement Deficiency exists and the amount thereof;

(xii)          with respect to each Manufacturer, the percentage of all Vehicles as of the end of the Related Month which were Series 2005-2 Program Vehicles manufactured by such Manufacturer;

(xiii)         with respect to each Manufacturer, the percentage of all Vehicles as of the end of the Related Month which were Series 2005-2 Non-Program Vehicles manufactured by such Manufacturer;

(xiv)        the amount of any withdrawal from the Series 2005-2 Reserve Account, the Series 2005-2 Cash Collateral Account, any demand on the Series 2005-2 Demand Note or any drawing on any Series 2005-2 Letter of Credit anticipated to be made on such Distribution Date; and

(xv)         the Class A-1/A-2 Carryover Controlled Amortization Amount, the Class A-3 Carryover Controlled Amortization Amount or the Class A-4/A-5 Carryover Controlled Amortization Amount, if any, for the Related Month.

The Trustee shall provide to the Series 2005-2 Noteholders, or their designated agent, and the Surety Provider copies of each Monthly Noteholders’ Statement.

(b)           On an annual basis, commencing March 31, 2006, ARG shall furnish to the Trustee, with copies to the Surety Provider and each Rating Agency, a report (the “Non-Program Vehicle Report”) of a firm of nationally recognized independent public accountants (who may also render other services to Vanguard and its affiliates and which is acceptable to the Rating Agencies) to the effect that they have performed certain agreed upon procedures (effective through December 31 of the preceding year), specifically (i) compared the procedures related to the calculation of Disposition Proceeds and Termination Payments obtained from the sale or other disposition of Series 2005-2 Non-Program Vehicles (other than Series 2005-2 Ineligible Program Vehicles and Casualties) sold or otherwise disposed of during each Related Month to those procedures outlined in the Related Documents and compared the results of such procedures to the corresponding amounts set forth in the Monthly Noteholders’ Statement with respect to the Series 2005-2 Notes, (ii) compared the procedures related to the calculation of the Measurement Month Average and the Fair Market Value Average for each month in such period to those procedures outlined in the Related Documents and compared the results of such procedures with the corresponding amounts set forth in the Monthly Noteholders’ Statement with respect to the Series 2005-2 Notes and (iii) compared the procedures related to the calculation of the Net Book Value and Fair Market Value of the Series 2005-2 Non-Program Vehicles (other than Series 2005-2 Ineligible Program Vehicles) for the Related Month to those procedures outlined in the Related Documents and compared the results of such procedures to the amounts set forth in the Monthly Noteholders’ Statement with respect to the Series 2005-2 Notes, and that on the basis of such comparisons referenced in (i), (ii) and (iii) (which comparisons shall be provided as part of the Non-Program Vehicle Report) such accountants are reporting that the procedures are in compliance with the requirements of the Related Documents and the results of such procedures are in agreement with the amounts set forth in the Monthly Noteholders’ Statement with respect to the Series 2005-2 Notes, in each case except for such exception as shall be set forth in such Non-Program Vehicle Report.

(c)   Promptly upon becoming aware of any Potential Amortization Event, Amortization Event, Leasing Company Amortization Event, Potential Leasing Company Amortization Event, Lease Event of Default or Potential Lease Event of Default, ARG shall give the Surety Provider and the Trustee notice thereof, together with a certificate of an Authorized Officer of ARG setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by ARG.  Promptly upon becoming aware of any claim by any Person that any payment received by ARG under the Series 2005-2 Demand Note was a voidable preference under the United States Bankruptcy Code, ARG shall give the Surety Provider and the Series 2005-2 Letter of Credit Providers notice thereof.

(d)   Promptly upon becoming aware of any default under any Related Document, ARG shall give the Surety Provider notice thereof.

(e)   ARG shall promptly furnish to the Surety Provider such other information as, and in such form as, the Surety Provider may reasonably request in connection with the transactions contemplated hereby.

Section 8.3             Issuances of Additional Series 2005-2 Notes

(a)   From time to time on any Distribution Date during the Series 2005-2 Revolving Period, ARG may, subject to the conditions set forth in clause (b) below, issue Additional Series 2005-2 Notes which will be identical in all respects to the other Series 2005-2 Notes of the corresponding Class and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction.  The initial principal amount of all Additional Series 2005-2 Notes shall be allocated among the Series 2005-2 Notes and the Series 2005-2 Invested Amount will be increased accordingly.

(b)   Additional Series 2005-2 Notes may be issued only upon satisfaction of the following conditions: (i) after giving effect to the issuance of such Additional Series 2005-2 Notes, no Amortization Event or Potential Amortization Event will exist, (ii) the Series 2005-2 Rating Agency Confirmation and Consent Condition shall have been satisfied in respect of the issuance of such Additional Series 2005-2 Notes, (iii) one or more Series 2005-2 Interest Rate Hedges have been acquired from a Qualified Interest Rate Hedge Provider in an aggregate initial notional amount equal to the aggregate Invested Amount of the Additional Series 2005-2 Floating Rate Notes, with a strike rate equal to no more than 4.50% per annum with respect to a Class A-2 Interest Rate Hedge, 4.50% per annum with respect to a Class A-3 Interest Rate Hedge and 4.50% per annum with respect to a Class A-5 Interest Rate Hedge, (iv) the excess of the principal amount of any class of Additional Series 2005-2 Notes over their issue price will not exceed the maximum amount permitted under the Code without the creation of an original issue discount and (v) the Trustee shall have received an opinion of counsel to the effect that (A) the Additional Series 2005-2 Notes will be characterized as indebtedness of ARG for federal income tax purposes, (B) the issuance of the Additional Series 2005-2 Notes will not adversely affect the tax characterization of the Series 2005-2 Notes, (C) the

Additional Series 2005-2 Notes shall be enforceable obligations of ARG and (D) all conditions precedent to the issuance and authentication of such Additional Series 2005-2 Notes have been complied with.

Section 8.4             Series 2005-2 Demand Note

Other than pursuant to a demand thereon pursuant to Section 2.5(b) or (c) of this Series Supplement, ARG shall not reduce the amount of the Series 2005-2 Demand Note or forgive amounts payable thereunder so that the outstanding principal amount of the Series 2005-2 Demand Note after such reduction or forgiveness is less than the greater of (i) the sum of the Series 2005-2 Letter of Credit Liquidity Amount and (ii) an amount equal to 0.50% of the Series 2005-2 Invested Amount thereafter; provided, however that if ARG has first delivered to the Trustee an Opinion of Counsel that reduction or forgiveness of amounts owing under the Series 2005-2 Demand Note to an amount less than 0.50% of the Series 2005-2 Invested Amount thereafter will not have an adverse effect on the tax characterization of the Series 2005-2 Notes, ARG may reduce the amount of the Series 2005-2 Demand Note or forgive amounts payable thereunder to an amount less than 0.50% of the Series 2005-2 Invested Amount, but equal to or greater than the Series 2005-2 Letter of Credit Liquidity Amount.  ARG shall not agree to any amendment of the Series 2005-2 Demand Note without first satisfying the Series 2005-2 Rating Agency Confirmation and Consent Condition.

Section 8.5             Disposition Agent Agreement

Except as otherwise provided in Section 13.20 of the Base Indenture, the Trustee shall not, at the direction of the Requisite Investors, consent to or select any successor Disposition Agent following the resignation, removal or termination of the Disposition Agent prior to the satisfaction of the Series 2005-2 Rating Agency Confirmation Condition.  Except as provided in Sections 13.20(c) and 13.20(d) of the Base Indenture, the Trustee, as a Specified Beneficiary under the Disposition Agent Agreement, shall not at the direction of the Requisite Investors consent to or select any successor Disposition Agent, or consent to any alternative arrangement in lieu of appointing a successor Disposition Agent following the resignation, removal or termination of the Disposition Agent, unless (x) on any date on or prior to March 20, 2006 the Series 2005-2 Rating Agency Confirmation and Consent Condition shall have been satisfied with respect to such resignation, removal or termination of the Disposition Agent or (y) on any date after March 20, 2006, the Surety Provider shall have given its prior written consent and the Series 2005-2 Rating Agency Confirmation Condition shall have been satisfied with respect to such resignation, removal or termination of the Disposition Agent.

Section 8.6             Exhibits

The following exhibits attached hereto supplement the exhibits included in the Indenture:

Exhibit A-1-1:	Form of Restricted Global Class A-1 Note
Exhibit A-1-2:	Form of Restricted Global Class A-2 Note
Exhibit A-1-3:	Form of Restricted Global Class A-3 Note
Exhibit A-1-4:	Form of Restricted Global Class A-4 Note
Exhibit A-1-5:	Form of Restricted Global Class A-5 Note
Exhibit A-2-1:	Form of Temporary Global Class A-1 Note
Exhibit A-2-2:	Form of Temporary Global Class A-2 Note
Exhibit A-2-3:	Form of Temporary Global Class A-3 Note
Exhibit A-2-4:	Form of Temporary Global Class A-4 Note
Exhibit A-2-5:	Form of Temporary Global Class A-5 Note
Exhibit A-3-1:	Form of Permanent Global Class A-1 Note
Exhibit A-3-2:	Form of Permanent Global Class A-2 Note
Exhibit A-3-3:	Form of Permanent Global Class A-3 Note
Exhibit A-3-4:	Form of Permanent Global Class A-4 Note
Exhibit A-3-5:	Form of Permanent Global Class A-5 Note
Exhibit B:	Form of Series 2005-2 Demand Note
Exhibit C-l:	Series 2005-2 Eligible Non-Program Manufacturers
Exhibit C-2:	Series 2005-2 Eligible Program Manufacturers
Exhibit D:	Form of Series 2005-2 Letter of Credit
Exhibit E:	Form of Lease Payment Deficit Notice
Exhibit F:	[Reserved]
Exhibit G:	Form of Monthly Noteholders’ Statements
Exhibit H:	Form of Series 2005-2 Interest Rate Hedge

Section 8.7             Ratification of Base Indenture

As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

Section 8.8             Notice to Surety Provider, the Series 2005-2 Interest Rate Hedge Provider and Rating Agencies

The Trustee shall provide to the Surety Provider, the Series 2005-2 Interest Rate Hedge Provider and each Rating Agency a copy of each notice, opinion of counsel, and Officer’s Certificate delivered to, the Trustee pursuant to this Series Supplement or any other Related Document.  Each such opinion of counsel shall be addressed to the Surety Provider, shall be from counsel reasonably acceptable to the Surety Provider and shall be in form and substance reasonably acceptable to the Surety Provider.  The Trustee shall provide to the Surety Provider, the Series 2005-2 Interest Rate Hedge Provider and each Rating Agency a copy of each notice, opinion of counsel, and Officer’s Certificate delivered to the Trustee, as the registered holder of the Leasing Company Notes, pursuant to the Leasing Company Related Documents.  All such notices, opinions, certificates or other items to be delivered to the Surety Provider shall be forwarded to Ambac Assurance Corporation, One State Street Plaza,  New York, New York 10004 Attention: General Counsel:  (212) 208-3566, confirmation:  (212) 668-0430.

Section 8.9             Surety Provider Deemed Noteholder and Secured Party

Except for any period during which a Surety Default is continuing, the Surety Provider shall be deemed to be the holder of 100% of the Series 2005-2 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Base Indenture, this Series Supplement and the other Related Documents.  Any reference in the Base Indenture or the Related Documents to materially, adversely, or detrimentally affecting the rights or interests of the Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 2005-2 Notes, to refer to the rights or interests of the Surety Provider.  In addition, the Surety Provider shall constitute an “Enhancement Provider” with respect to the Series 2005-2 Notes for all purposes under the Base Indenture and the other Related Documents  and the Insurance Agreement shall constitute an “Enhancement Agreement” with respect to the Series 2005-2 Notes for all purposes under the Base Indenture and the other Related Documents.  Furthermore, the Surety Provider shall be deemed to be a “Secured Party” under the Base Indenture and the Related Documents to the extent of amounts payable to the Surety Provider pursuant to this Series Supplement.

Section 8.10           Third Party Beneficiary

The Surety Provider is an express third party beneficiary of (i) the Base Indenture to the extent of provisions relating to any Enhancement Provider and (ii) this Series Supplement.

Section 8.11           Prior Notice by Trustee to Surety Provider

Subject to Section 10.1 of the Base Indenture, the Trustee agrees that so long as no Amortization Event shall have occurred and be continuing with respect to any Series of Notes, other than the Series 2005-2 Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2005-2 Notes (except those set forth in clauses (j) and (k) of Article III of this Series Supplement) until after the Trustee has given prior written notice thereof to the Surety Provider and obtained the direction of the Required Noteholders.  The Trustee agrees to notify the Surety Provider promptly following any exercise of rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2005-2 Notes.

Section 8.12           Subrogation

(a)   In furtherance of and not in limitation of the Surety Provider’s equitable right of subrogation, each of the Trustee and ARG acknowledge that, to the extent of any payment made by the Surety Provider under the Surety Bond with respect to interest on or principal of the Series 2005-2 Notes (including any Preference Amount), the Surety Provider is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Series 2005-2 Noteholders under the Indenture.  Each of ARG and the Trustee agree to such subrogation and, further, agree to take such actions as the Surety Provider may reasonably request to evidence such subrogation.

(b)   In the event that (x) amounts are withdrawn from the Series 2005-2 Cash Collateral Account pursuant to Section 2.8(j) and paid to the Surety Provider with respect to a Preference Amount (as defined in the Surety Bond) paid by the Surety Provider under the Surety Bond and (y) the Surety Provider has been paid all Surety Provider Fees and all other Surety Provider Reimbursement Amounts payable under the Insurance Agreement and the Surety Provider has no further obligations in respect of the Surety Bond, the Surety Provider acknowledges that, to the extent of such withdrawal from the Series 2005-2 Cash Collateral Account and payment to the Surety Provider, the Series 2005-2 Letter of Credit Providers, if any, are to be fully subrogated to the extent of such payment to the Surety Provider, to the Surety Provider’s equitable subrogation rights described in Section 8.12(a) above.  By accepting payment of amounts withdrawn from the Series 2005-2 Cash Collateral Account, the Surety Provider agrees to such subrogation and, further, agrees to take such actions at the expense of the Series 2005-2 Letter of Credit Providers, if any, as such Series 2005-2 Letter of Credit Providers may reasonably request to evidence such subrogation.

Section 8.13           Counterparts

This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 8.14           Governing Law

This Series Supplement shall be construed in accordance with the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 8.15           Amendments

This Series Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture and, accordingly, any such modification or amendment shall require the prior written consent of the Surety Provider (so long as a Surety Default has not occurred and is continuing); provided that any modification or amendment of Section 2.12 of this Series Supplement also shall require the prior written consent of the Series 2005-2 Initial Interest Rate Hedge Provider for so long as no payment default by the Series 2005-2 Initial Interest Rate Hedge Provider has occurred and is continuing under any of the Series 2005-2 Initial Interest Rate Hedge Provider Hedges.

Section 8.16           Security Interest Opinion

                                On or before October 30, in each calendar year, beginning in 2006, ARG will provide an Opinion of Counsel (i) to the effect that either all financing or continuation statements that are necessary to maintain the Lien created by this Indenture in the Collateral and the Lien created by the Leasing Company Indentures in the Collateral (as defined in the Leasing Company Indentures) have been executed and filed or that no such action is required and (ii) describing the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien created by this Indenture in the Collateral and the Lien created by the Leasing Company Indentures in the Collateral (as defined in the Leasing Company Indentures) until October 30 of the following calendar year.

Section 8.17           Agreements Relating to LKE Program.

(a)   ARG will not agree or consent to or do any of the following actions without the consent of the Surety Provider (for so long as no Surety Default shall have occurred and be continuing):

(i)            any transfer by Alamo Leasing of Relinquished Property to the Intermediary pursuant to the Master Exchange Agreement in the event that on the date of any such transfer a QI Parent Downgrade Event has occurred with respect to such Intermediary; and

(ii)           if at any time, there has occurred a QI Parent Downgrade Event which is continuing with respect to the Intermediary (i) the replacement of the Intermediary with a Person that is a bankruptcy-remote special purpose entity, all of the equity, in which is owned directly and indirectly (to the extent any such indirect owner has a greater than 10% indirect ownership interest in the Intermediary) solely by Persons that are eligible to be debtors under the Bankruptcy Code (unless such Person satisfies the requirements of Section 13.21(x)(1) of the Alamo Leasing Indenture) or (ii) the Intermediary continuing to act as the Intermediary under the Master Exchange Agreement.

(b)   In addition, for so long as no Surety Default shall have occurred and be continuing, ARG will not agree or consent to correcting, amending or supplementing the Indenture in connection with the adoption, amendment or implementation of, or any change in the interpretation, administration or application of, the Code or the treasury regulations promulgated thereunder (and any applicable corresponding provisions of state tax legislation) unless (i) such action does not adversely affect in any material respect the interests of any Series 2005-2 Noteholders, as evidenced by an Opinion of Counsel (which Opinion of Counsel may rely as to factual matters upon Officer’s Certificates of

ARG and other parties) or (ii) the Surety Provider shall have consented to such correction, amendment or supplement.

Section 8.18           Agreement of Series 2005-2 Noteholders.

(a)   Each Series 2005-2 Noteholder by its acceptance of a Series 2005-2 Note and the Surety Provider each hereby acknowledges and agrees to:

(i)            construe and interpret provisions and defined terms in any of the Related Documents that refer to funds which are receivable by, due to or paid to a party other than the Intermediary (a “Third Party”), but which pursuant to the terms of the Master Exchange Agreement and the LKE Program are receivable by, due to or paid to the Intermediary, solely in its capacity as “qualified intermediary” on behalf of Alamo Leasing, as if such references expressly address and provide for the implementation of the LKE Program and the role of the Intermediary;

(ii)           construe and interpret provisions and defined terms in any of the Related Documents that refer to the assignment or pledge of certain rights and/or assets to Third Parties, but which pursuant to the terms of the Master Exchange Agreement and the LKE Program are assigned to the Intermediary, solely in its capacity as “qualified intermediary” on behalf of Alamo Leasing, as if such references expressly address and provide for the implementation of the LKE Program and the role of the Intermediary;

(iii)          construe and interpret provisions and defined terms in any of the Related Documents such that receivables due from a Manufacturer with respect to any Vehicle, which would qualify and be included in the calculation of “Aggregate Asset Amount” under the Related Documents or in any other calculations of such “receivables” under the Related Documents but for the implementation of the LKE Program and the interposition of the Intermediary, shall not cease to be eligible for purposes of calculating or being included in the calculation of the “Aggregate Asset Amount” or in such other calculations, in each case under the Related Documents solely due to the implementation of the LKE Program and the interposition of the Intermediary;

(iv)          the formulation to be used to calculate the “Aggregate Asset Amount” under the Related Documents, as set forth in the form of Monthly Noteholders’ Statement attached hereto as Exhibit G, upon the implementation of the LKE Program; and

(v)           construe and interpret provisions and defined terms in any of the Related Documents such that, with respect to any date of determination, if such date would be the Disposition Date with respect to any Vehicle but for the implementation of the LKE Program and the interposition of the Intermediary, such date shall continue to be the “Disposition Date” with respect to such Vehicle notwithstanding the implementation of the LKE Program and the interposition of the Intermediary.

IN WITNESS WHEREOF, ARG and the Trustee have caused this Series Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

ARG FUNDING CORP.
By:	/s/ Jill A. Gordon
Name: Jill A. Gordon
Title: Vice President

THE BANK OF NEW YORK,
not in its individual capacity but solely as
Trustee

By:	/s/ John Bobko
Name: John Bobko
Title: Vice President